UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ____ )

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☐	Soliciting Material under § 240.14a-12.

SERVISFIRST BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SERVISFIRST BANCSHARES, INC.

2500 Woodcrest Place
Birmingham, Alabama 35209

March 21, 2022

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of ServisFirst Bancshares, Inc. Our Annual Meeting will be held on Friday, May 6, 2022, at 8:00 A.M., Central Time. As a result of the continuing public health impact of COVID-19, the Annual Meeting will be held in a virtual meeting format only by visiting meetnow.global/M9MK7FJ. You will not be able to attend the 2022 Annual Meeting physically.

Our proxy materials describe the formal business to be transacted at the Annual Meeting, which includes a report on our operations. Many of our directors and officers will be present to answer any questions that you and other stockholders may have. Included in the materials is our Annual Report to Stockholders, which contains detailed information concerning our activities and operating performance including our Annual Report on Form 10-K for the year ended December 31, 2021.

The business to be conducted at the Annual Meeting consists of: (1) the election of seven directors; (2) an advisory vote on executive compensation; (3) the ratification of the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm for the year ending December 31, 2022; (4) the adoption of an amendment to our Restated Certificate of Incorporation increasing the authorized shares of our common stock; and (5) such other business as may properly come before the Annual Meeting. Our board of directors unanimously recommends a vote “FOR” the election of the director nominees; “FOR” the “Say on Pay” advisory vote approving our executive compensation; “FOR” the ratification of the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm for the year ending December 31, 2022; and “FOR” the amendment to our Restated Certificate of Incorporation increasing the number of authorized shares of our common stock.

You may vote your shares by following your broker’s voting instructions, by submitting voting instructions by telephone or by Internet, by voting virtually at the Annual Meeting or, if you requested to receive printed proxy materials, by completing and returning your proxy card. Instructions regarding the methods of voting are contained in the enclosed Proxy Statement and on the Notice of Internet Availability of Proxy Materials or proxy card.

It is important that your shares be represented at the Annual Meeting. To be admitted as a stockholder to our virtual Annual Meeting at meetnow.global/M9MK7FJ, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. On behalf of our board of directors, we request that you vote your shares now, even if you currently plan to attend the Annual Meeting virtually. This will not prevent you from voting virtually, but will assure that your vote is counted. Your vote is important.

The proxy materials are first being made available to stockholders on or about March 21, 2022.

Sincerely,

Thomas A. Broughton III
Chairman, President and Chief Executive Officer

SERVISFIRST BANCSHARES, INC.

2500 Woodcrest Place
Birmingham, Alabama 35209

NOTICE OF 2022 VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Friday, May 6, 2022 8:00 a.m., Central Time

Place:	There will be no physical location for the Annual Meeting. Stockholders will be able to participate online by logging in virtually at meetnow.global/M9MK7FJ.

Items of Business:	1.	To elect the seven nominees listed in the accompanying Proxy Statement to serve on our board of directors until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

	2.	To conduct a “Say on Pay” advisory vote on our executive compensation.

	3.	To ratify the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm for the year ending December 31, 2022.

	4.	To approve an amendment to our Restated Certificate of Incorporation to increase the authorized shares of common stock from 100,000,000 shares to 200,000,000 shares.

	5.	To transact such other business as may properly come before the 2022 Annual Meeting or any postponement or adjournment thereof.

Our board of directors unanimously recommends a vote “FOR” the election of the director nominees, “FOR” the “Say on Pay” advisory vote approving our executive compensation, “FOR” the ratification of the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm for the year ending December 31, 2022, and “FOR” the amendment of our Restated Certificate of Incorporation to increase the authorized shares of common stock.

Record Date:	March 8, 2022

Voting by Proxy:	IT IS IMPORTANT THAT YOU SUBMIT VOTING INSTRUCTIONS BY TELEPHONE OR BY INTERNET OR, IF YOU REQUESTED TO RECEIVE PRINTED PROXY MATERIALS, BY RETURNING YOUR PROXY CARD. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING VIA THE VIRTUAL WEBCAST, PLEASE VOTE BY TELEPHONE OR BY INTERNET, SUBMIT VOTING INSTRUCTIONS OR SIGN, DATE AND RETURN THE PROXY CARD AS SOON AS POSSIBLE. STOCKHOLDERS OF RECORD WHO VOTE OVER THE TELEPHONE OR THE INTERNET, SUBMIT VOTING INSTRUCTIONS OR EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES VIRTUALLY.

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Internet Availability of Proxy Materials:	Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 6, 2022: The solicitation of the enclosed proxy is made on behalf of the Board of Directors for use at the Annual Meeting to be held on May 6, 2022. It is expected that this Proxy Statement and related materials will first be provided to stockholders on or about March 21, 2022. Our Proxy Statement, form of proxy and 2021 Annual Report on Form 10-K are available at: www.investorvote.com/SFBS.

By Order of the Board of Directors,

William M. Foshee
Secretary and Chief Financial Officer

Birmingham, Alabama

March 21, 2022

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SUMMARY

The 2022 Annual Meeting of Stockholders of ServisFirst Bancshares, Inc. will be held online via the internet at 8:00 A.M., Central Time on Friday, May 6, 2022.

Throughout this Proxy Statement, unless the context indicates otherwise, when we use the terms the “Company,” “we,” “our” or “us,” we are referring to ServisFirst Bancshares, Inc. and its wholly-owned subsidiary, ServisFirst Bank (which we refer to as the “Bank”). When we use the term “Annual Meeting,” we intend to include both the Annual Meeting to be held on the date and at the time and place identified above and any adjournment or postponement of such Annual Meeting.

Agenda and Voting Recommendations

1

Proposal 1: Election of Directors

The board of directors unanimously recommends a vote FOR each director nominee.

The seven director nominees presented in this proposal are recommended for election to the board of directors.

Additional information about each director and his or her qualifications may be found on page 3.

					Committee Memberships
Name	Age	Director Since	Primary Occupation	Independent	AC	CC	CGNC
Thomas A. Broughton III	66	2007	Chairman, President and Chief Executive Officer of ServisFirst Bancshares, Inc. and ServisFirst Bank
J. Richard Cashio	64	2007	Retired Chief Executive Officer of TASSCO, LLC	✓
James J. Filler	78	2007	Retired Chief Executive Officer of Jefferson Iron & Metal Brokerage, Inc.	✓
Michael D. Fuller	69	2007	Retired President of Double Oak Water Reclamation	✓
Christopher J. Mettler	46	2019	Founder and President of Sovereign Co.	✓
Hatton C. V. Smith	71	2007	Retired Chief Executive Officer of Royal Cup Coffee; Chief Executive Officer of Back Forty Beer Company	✓
Irma L. Tuder	60	2018	Manager of Tuder Investments, LLC	✓
AC: Audit Committee CC: Compensation Committee CGNC: Corporate Governance & Nominations Committee
Committee Chair Committee Member Financial Expert

2	Proposal 2: Advisory Vote on Executive Compensation	3	Proposal 3: Ratify Appointment of the Independent Registered Public Accounting Firm
The board of directors unanimously recommends a vote FOR the resolution.	The board of directors unanimously recommends a vote FOR the resolution.
Additional information about executive compensation may be found on page 17.	Additional information about the independent registered public accounting firm may be found on page 38.

4	Proposal 4: Approve an Amendment to the Restated Certificate of Incorporation
The board of directors unanimously recommends a vote FOR the resolution.
Additional information about the amendment may be found on page 40.

SERVISFIRST BANCSHARES, INC. – Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	1

Voting Your Shares

It is important that your shares be voted at the Annual Meeting. Please vote your proxy in advance of the Annual Meeting to ensure your shares will be represented. You can vote your shares:

•	By going to the website www.investorvote.com/SFBS and following the instructions for Internet voting on the proxy card or Notice of Internet Availability of Proxy Materials that you received in the mail. You will need the 15-digit control number printed therein. You may also access instructions for telephone voting on the website.

•	By using your mobile device to scan the QR barcode on your proxy card or Notice of Internet Availability of Proxy Materials and following the prompts that appear on your mobile device.

•	If you received a printed copy of the proxy materials, by completing and mailing your proxy card in the prepaid return envelope, or if you reside in the United States or Canada, by dialing 1-800-652-8683 and following the instructions for telephone voting provided by the recorded message at that number. You will need your 15-digit control number printed on your proxy card.

You may vote during the Annual Meeting when attending virtually by providing your control number and following instructions available on the virtual meeting website during the meeting. For registered stockholders, the control number can be found on your proxy card or notice. If a broker, bank or other nominee holds your shares, you will need to register with Computershare in advance of the Annual Meeting to be able to vote your shares virtually. However, even if you plan to participate in the virtual Annual Meeting, please vote your proxy by Internet, telephone, or mail in advance of the Annual Meeting to ensure that your shares will be represented.

Participating in the Virtual 2022 Annual Meeting

To be admitted as a stockholder to the virtual Annual Meeting, you will need to enter the 15-digit control number printed on your Notice or proxy card. All other attendees will be admitted to the virtual Annual Meeting as guests and will not have the same access available to stockholders using their 15-digit control number.

Additional Information

See “General Information – Questions and Answers About the 2022 Annual Meeting and Voting” on page 42 for additional information about attending the virtual Annual Meeting and voting your shares.

SERVISFIRST BANCSHARES, INC. – Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	2

PROPOSAL 1: ELECTION OF DIRECTORS

Under our bylaws, our board of directors (our “Board”) consists of six directors unless a different number is fixed from time to time by resolution passed by a majority of our Board, which is the only means of fixing a different number. In October 2019, our board voted to increase the size of the Board to seven directors. Seven directors will be elected at the Annual Meeting to hold office until our 2023 Annual Meeting of Stockholders and until their successors are elected and have qualified.

Our Board has nominated the seven persons named below, all of whom currently serve as directors, for election as directors at the 2022 Annual Meeting. Other than Ms. Tuder, who began serving as a director of the Bank and the Company on October 15, 2018, and Mr. Mettler, who began serving as a director of the Bank and the Company on October 21, 2019, each of our director nominees has served as a director of the Bank since its inception in 2005 and as a director of the Company since our formation in 2007. Each of these nominees has consented to serve as a director, if re-elected. Unless otherwise instructed, the management proxies intend to vote the proxies received by them for the election of all seven of these nominees. If any nominee identified below becomes unable to serve as a director before the Annual Meeting, the management proxies will vote the proxies received by them for the election of a substitute nominee selected by our Board.

Ms. Tuder is Latina, making our Board approximately 14% female and ethnically diverse. We are committed to our continued efforts to increase diversity and foster an inclusive work environment that supports our employees and the communities we serve. We recruit the best people for the job regardless of gender, race, ethnicity, age, disability, sexual orientation, gender identity, cultural background, or religious belief.

Annual Election of Directors

The seven nominees receiving the most votes cast in the election of directors by holders of shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting will be elected to serve as directors of the Company for the next year. As a result, although shares as to which the authority to vote is withheld will be counted, such “withhold” votes will have no effect on the outcome of the election of directors, except with respect to our director resignation policy.

Information regarding directors and director nominees and their ages as of the record date is as follows:

					Committee Memberships
Name	Age	Director Since	Primary Occupation	Independent	AC	CC	CGNC
Thomas A. Broughton III	66	2007	Chairman, President and Chief Executive Officer of ServisFirst Bancshares, Inc. and ServisFirst Bank
J. Richard Cashio	64	2007	Retired Chief Executive Officer of TASSCO, LLC	X	[M]	[M]	[C][M]
James J. Filler	78	2007	Retired Chief Executive Officer of Jefferson Iron & Metal Brokerage, Inc.	X		[M]
Michael D. Fuller	69	2007	President of Double Oak Water Reclamation	X	[M]		[M]
Christopher J. Mettler	46	2019	Founder and President of Sovereign Co.	X		[M]
Hatton C. V. Smith	71	2007	Retired Chief Executive Officer, Royal Cup Coffee	X		[C][M]
			Chief Executive Officer, Back Forty Beer Company
Irma L. Tuder	60	2018	Manager of Tuder Investments, LLC	X	[C][FE][M]		[M]

AC: Audit Committee     CC: Compensation Committee     CGNC: Corporate Governance & Nominations Committee

[C] Committee Chair   [M] Committee Member   [FE] Financial Expert

SERVISFIRST BANCSHARES, INC. – Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	3

The following summarizes the business experience and background of each of our nominees. Each of the director nominees also serves as a director of the Bank, and Mr. Broughton also serves as Chairman, President and Chief Executive Officer of us and the Bank.

Thomas A. Broughton III
Age: 66	Committees: None	Position: President, CEO and Chairman

Director Since: 2007	Bank Director Since: 2005

Mr. Broughton has served as our President and Chief Executive Officer and a director since 2007 and as President, Chief Executive Officer and a director of the Bank since its inception in May 2005. Mr. Broughton was named chairman of the board of the Company and the Bank effective January 1, 2019. Mr. Broughton has spent the entirety of his over 35-year banking career in the Birmingham area. In 1985, Mr. Broughton was named President of the de novo First Commercial Bank. When First Commercial Bank was bought by Synovus Financial Corp. in 1992, Mr. Broughton continued as President and was named Chief Executive Officer of First Commercial Bank. In 1998, he became Regional Chief Executive Officer of Synovus Financial Corp., responsible for the Alabama and Florida markets. In 2001, Mr. Broughton’s Synovus region shifted, and he became Regional Chief Executive Officer for the markets of Alabama, Tennessee and parts of Georgia. He continued his work in this position until his retirement from Synovus in August 2004. Mr. Broughton’s experience in banking has afforded him opportunities to work in many areas of banking and has given him exposure to all bank functions. Mr. Broughton served on the Board of Directors of Cavalier Homes, Inc. from 1986 until 2009, when the Company was sold to a subsidiary of Berkshire Hathaway. We believe that Mr. Broughton’s extensive experience in banking in Alabama and the Southeast, and, in particular, his success in building and growing new banks and developing new markets, makes him highly qualified to serve as a director.

J. Richard Cashio
Age: 64	Committees: Audit; Compensation; Corporate Governance and Nominations (Chair)	Position: Director

Director Since: 2007	Bank Director Since: 2005

Mr. Cashio has served as a director of the Company since 2007 and as a director of the Bank since its inception in May 2005. Mr. Cashio has been a private investor since his retirement in 2013. Mr. Cashio served as Chief Executive Officer of TASSCO, LLC from 2005 until his retirement in January 2014 and served as the Chief Executive Officer of Tricon Metals & Services, Inc. from 2000 until its sale in October 2008. We believe that Mr. Cashio’s experience as the chief executive officer of successful industrial enterprises allows him to offer our Board both the benefit of his business experience and the perspectives of one of our target customer groups, making him highly qualified to serve as a director.

James J. Filler
Age: 78	Committees: Compensation	Position: Lead Independent Director

Director Since: 2007	Bank Director Since: 2005

Mr. Filler has served as a director of the Company since 2007 and as a director of the Bank since its inception in May 2005. In January 2019, following Mr. Broughton becoming chairman of our Board of directors, Mr. Filler was appointed to serve as the Board’s lead independent director. Mr. Filler has been a private investor since his retirement in 2006. Prior to his retirement, Mr. Filler spent 44 years in the metals recycling industry with Jefferson Iron & Metal, Inc. and Jefferson Iron & Metal Brokerage Co., Inc. We believe that Mr. Filler’s extensive business experience and strong ties to the Birmingham business community offer us valuable strategic insights and make him highly qualified to serve as a director.

SERVISFIRST BANCSHARES, INC. – Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	4

Michael D. Fuller
Age: 69	Committees: Audit; Corporate Governance and Nominations	Position: Director

Director Since: 2007	Bank Director Since: 2005

Mr. Fuller has served as a director of the Company since 2007 and as a director of the Bank since its inception in May 2005. For over 20 years, Mr. Fuller has been a private investor in real estate investments. Prior to that time, Mr. Fuller played professional football for nine years. Mr. Fuller has served as President of Double Oak Water Reclamation, a private wastewater collection and treatment facility in Shelby County, Alabama, since 1998. We believe that Mr. Fuller’s experience in the real estate sector, which is a major focus of our business, as well as his overall business experience and community presence, make him highly qualified to serve as a director.

Christopher J. Mettler
Age: 46	Committees: Compensation Committee	Position: Director

Director Since: 2019	Bank Director Since: 2019

Mr. Mettler has served as a director of the Company and the Bank since October 21, 2019. Mr. Mettler is Founder and President of Sovereign Co., where he leads strategy and business development. Mr. Metter assumed a full-time role at Sovereign as of April 26, 2019. Sovereign leverages proprietary marketing attribution and artificial intelligence technology to systematically measure thousands of simultaneous marketing messages to display the most relevant products for consumers. Previously, Mr. Mettler founded two marketing and financial technology businesses, CompareCards and SnapCap, both of which were acquired in two separate transactions by LendingTree (Nasdaq: TREE). Mr. Mettler served as President of Iron Horse Holdings LLC from January 1, 2014 until November 16, 2016. Following LendingTree’s acquisition of CompareCards from Iron Horse Holdings in November 2016, Mr. Mettler transitioned to serve as a salaried employee of LendingTree through April 26, 2019. We believe Mr. Mettler’s business experience, his strong background in the financial technology sector and his prior service on our Charleston, South Carolina advisory board makes him highly qualified to serve as a director.

Hatton C. V. Smith
Age: 71	Committees: Compensation (Chair)	Position: Director

Director Since: 2007	Bank Director Since: 2005

Mr. Smith has served as a director of the Company since 2007 and as a director of the Bank since its inception in May 2005. Mr. Smith served as the Chief Executive Officer of Royal Cup Coffee from 1996 until 2014 and in various other positions with Royal Cup Coffee prior to 1996. Mr. Smith retired from all positions with Royal Cup Coffee effective February 2020. He currently serves as the Chief Executive Officer of Back Forty Beer Company, which specializes in unique craft beers in the Southeast. Mr. Smith is also involved in many different charities and has served as Chair of the United Way and President of the Baptist Health System. We believe that Mr. Smith’s business experience, his strong roots in the greater Birmingham business and civic community, and his high profile and extensive community contacts in one of our largest markets make him highly qualified to serve as a director.

Irma L. Tuder
Age: 60	Committees: Audit (Chair); Corporate Governance and Nominations	Position: Director

Director Since: 2018	Bank Director Since: 2018

Ms. Tuder is currently a private investor. She is the founder, former CEO and Board Chairperson of Analytical Services, Inc. (ASI), a nationally recognized business providing management and technical solutions to federal government agencies. Ms. Tuder successfully led the acquisition of ASI by Arctic Scope Regional Corporation Federal Holding Company in 2007. Ms. Tuder has over 30 years of experience in strategic business planning and execution, executive leadership, financial management and business operations. Prior to founding ASI, Ms. Tuder spent five years as a controller in private industry and five years in public accounting. In addition to her service as a director of the Company and Bank, Ms. Tuder is a member of the Notre Dame Institute for Latino Studies Advisory Council, HudsonAlpha Institute for Biotechnology Board of Directors, University of Alabama in Huntsville (UAH) Foundation Board and UAH Business School Advisory Board. Ms. Tuder received a BBA in accountancy from the University of Notre Dame and MBA from Troy State University in Montgomery. We believe that Ms. Tuder’s extensive background in business, finance and accounting make her highly qualified to serve as both a director and as Chair of our Audit Committee.

SERVISFIRST BANCSHARES, INC. – Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	5

The Board of Directors Unanimously Recommends a Vote “FOR” the Election of Each of the Board Nominees

CORPORATE GOVERNANCE

Our business is managed under the direction of our Board of directors. The Board has the legal responsibility for overseeing the affairs and performance of the Company. The primary responsibility of the Board is to exercise their business judgment in what they believe to be in the best interests of the Company and its stockholders.

Governance Practices

Our Board of directors believes that sound governance practices and policies provide an important framework to assist them in fulfilling their oversight duty. The Corporate Governance Guidelines of ServisFirst Bancshares, Inc. (the “Governance Guidelines”), include a number of the practices and policies under which our Board has operated for many years, together with concepts suggested by various authorities in corporate governance and the requirements under the New York Stock Exchange (“NYSE”) Listed Company Manual and the Sarbanes-Oxley Act of 2002.

Each year, our Board of directors reviews our Governance Guidelines and other governance documents and modifies them as it deems appropriate. These documents include the Governance Guidelines, the committee charters, our Code of Business Conduct and Ethics, our Related Party Transactions Policy and other key policies and practices. Copies of the currently effective charters for each Board committee, the Code of Business Conduct and Ethics, the Governance Guidelines and certain other corporate governance policies are available on the Company’s website at www.servisfirstbancshares.com under the “Governance” tab.

Some of the principal subjects covered by our Governance Guidelines comprise:

•	Director Qualifications, which include: a Board candidate’s independence, experience, knowledge, skills, expertise, integrity, and ability to make independent analytical inquiries; his or her understanding of our business and the business environment in which we operate; and the candidate’s ability and willingness to devote adequate time and effort to Board responsibilities, taking into account the candidate’s employment and other Board commitments.

•	Responsibilities of Directors, which include: acting in the best interests of all stockholders; maintaining independence; developing and maintaining a sound understanding of our business and the industry in which we operate; preparing for and attending Board and Board committee meetings; and providing active, objective and constructive participation at those meetings.

•	Director Access to Management and, as Necessary and Appropriate, Independent Advisors, which covers: encouraging presentations to our Board from the officers responsible for functional areas of our business and from outside consultants who are engaged to conduct periodic reviews of various aspects of our operations or the quality of certain of our assets, such as the Bank’s loan portfolio.

•	Director Orientation and Continuing Education, such as: programs to familiarize directors with any changes to our business, strategic plans, and significant financial, accounting and risk management issues; our compliance programs and conflicts policies; our code of business conduct and ethics and our corporate governance guidelines. In addition, each director is expected to participate in continuing education programs relating to developments in our business and in corporate governance.

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•	Regularly Scheduled Executive Sessions, without Management, will be held by our Board, led by our Lead Independent Director, and by the Audit Committee, which meets separately with our independent auditors.

Director Resignation Policy

In October 2016, our Board approved and adopted a Director Resignation Policy. This policy provides that, in an uncontested election, any director nominee who receives a greater number of “Withhold” votes than votes “For” his or her election shall promptly tender his or her resignation to the Chairman of our Board following the certification of the election results. The Company’s Corporate Governance and Nominations Committee (“CG&N Committee”) will consider the offer of resignation and recommend to the Board whether to accept or reject the resignation. Our Board must then act on the recommendation within 90 days following certification of the election results following receipt of the recommendation. After the Board makes a formal decision on the CG&N Committee’s recommendation, the Company must publicly disclose the action on a Current Report on Form 8-K within four business days of the decision. If the Board determines to take any action other than accepting such resignation, the Current Report must also include the Board’s rationale supporting its decision. A copy of our Director Resignation Policy is available on our website www.servisfirstbancshares.com under the “Governance” tab.

Incentive Compensation Clawback Policy

Our Board has approved and adopted a Clawback Policy for recovery of incentive compensation from the Company’s current and former executive officers under certain circumstances. The Clawback Policy is designed to comply with Section 10D of the Securities Exchange Act of 1934 (the “Exchange Act”) and proposed Rule 10D-1. The Clawback Policy provides that, in the event the Company is required to restate financial results due to material noncompliance with any financial reporting requirement under the securities laws, the Board may adjust future compensation, cancel outstanding awards, seek recoupment of previous awards and take any other remedial and recovery action permitted by law, to recoup all or a portion of any incentive compensation approved, awarded or granted to an executive officer of the Company after the date of adoption of the Clawback Policy and such award, vesting or payment occurred or was received during the three completed fiscal years immediately preceding the date on which the Company is required to prepare the restatement. The Clawback Policy applies when the Compensation Committee has determined that the incentive compensation approved, awarded or granted was predicated upon the achievement of certain financial results that were the subject of the restatement and that a lesser amount of incentive compensation would have been approved, awarded or granted to the executive officer based upon the restated financial results. In each such instance, the Company will seek to recoup the amounts by which an executive officer’s incentive compensation that was awarded, vested or paid during the three-year period referenced above exceeded the amounts that would have been awarded, vested or paid based on the restated financial results.

Stock Ownership of Board and Executives

Long-term stock ownership is deeply engrained in our culture and reflects our Board’s strong commitment to the Company’s success. We have reviewed the stock ownership policies of other financial institutions, the criteria identified by certain proxy advisory firms in determining whether a stock ownership policy is “rigorous” or “robust,” and the stock ownership of our directors and executive officers. We ultimately concluded not to adopt a formal stock ownership policy at this stage of the Company’s existence primarily because the current ownership levels of our long-time directors and, with one exception, our named executive officers far exceed the ownership requirements of even the most rigorous policies we reviewed. Using the market price and the number of shares of common stock beneficially owned as of December 31, 2021, each of our non-employee directors held common stock valued over 25 times such director’s annual retainer, our Chief Executive Officer held common stock valued at over 55 times his annual base salary, and each of our other named executive officers, with the exception of Mr. Abbott, held common stock valued at over 40 times his annual base salary.

Our Board annually reviews our Governance Guidelines and other governance documents and practices and modifies them as it deems appropriate. Although we will reconsider adopting stock ownership guidelines in the future, including in the event of Board or management changes, we intend to operate the Company in a way that we believe makes the most sense taking into account numerous factors.

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Policy Against Hedging Activities

The Company is dedicated to growing its business and enhancing stockholder value in an ethical way while being mindful of the need to avoid taking actions that pose undue risk or have the appearance of posing undue risk to the Company. Our goal is to grow stockholder value in both the short term and in the longer term, and we expect our directors, officers and employees to have the same goals as the Company. Consistent with these goals, our Insider Trading Policy prohibits any of our directors, officers and employees from engaging in hedging activities involving the Company’s securities, including the following:

•	short sales, meaning any transactions in the Company’s securities whereby one may benefit from a decline in the stock price of our common stock;

•	purchases or sales of derivative securities related to the Company’s securities (puts, calls, collars, swaps forward sale contracts and similar arrangements, excluding stock options issued pursuant to employee benefit plans); and

•	investments in exchange funds (a stock fund that allows an investor to exchange his or her holdings in Company securities for units in a portfolio of securities), excluding investments in the Company stock fund available under the Company’s 401(k) plan.

Policy Against Pledging Activities

Our Insider Trading Policy prohibits our directors, officers and employees from pledging our securities as collateral for loans unless approved by our Insider Trading Compliance Officer. While being mindful of the need to avoid taking actions that pose undue risk or appear to pose undue risk to our Company, we also appreciate that our situation may be unique. We are a public Company that has, since the Bank’s inception in 2005 and our formation in 2007, experienced a relative amount of success. As a result of this success, a significant portion of the wealth of some of our officers and employees resides in their ownership of our common stock. As detailed above, all of our directors and all but one of our executive officers own enough shares of common stock to far exceed the multiples of base salary or annual cash retainer typically required by stock ownership guidelines. Accordingly, we provide our Insider Trading Compliance Officer with the discretion to permit pledges in certain limited circumstances.

Board Independence

The cornerstone of our corporate governance program is an independent and qualified Board of directors. The Board has established guidelines consistent with the current listing standards of the NYSE for determining director independence. You can find these guidelines in our Governance Guidelines, which are posted on the Company’s website at www.servisfirstbancshares.com under the “Governance” tab.

During its most recent review, our Board considered transactions and relationships between each director or any member of a director’s immediate family and us and the Bank. Our Board also considered whether there were any transactions or relationships between our Company and any entity of which a director or an immediate family member of a director is an executive officer, general partner or significant equity holder. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that a director is independent. Independent directors must be free of any relationship with us or our management that may impair the director’s ability to make independent judgments.

Our CG&N Committee has determined in its business judgment that six of the Company’s seven directors are independent as defined in the NYSE listing standards and that each member is free of any relationships that would interfere with his individual exercise of independent judgment. Our independent directors are Messrs. Cashio, Filler, Fuller, Mettler and Smith, and Ms. Tuder. Mr. Broughton, our Chairman, is considered an inside director because of his employment as our President and Chief Executive Officer (see “Certain Relationships and Related Transactions” for a list of other relationships the Board considered when determining independence).

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The Role of Our Board of Directors

The members of our Board also are members of the board of directors of the Bank, which accounts for substantially all of our consolidated operating results. The members of our Board keep informed about our business through discussions with senior management and other officers and managers of the Company and the Bank, by reviewing analyses and reports sent to them by management and outside consultants, and by participating in meetings of the Board and meetings of those Board committees on which they serve.

Board Leadership Structure

We believe that our stockholders are best served by a strong, independent Board of directors with extensive business experience and strong ties to our markets. We believe that objective oversight of the performance of our management team is critical to effective corporate governance, and we believe our Board provides such objective oversight.

Our Board is led by a combination of Mr. Filler, our Lead Independent Director, and Mr. Broughton, our Chairman, President and CEO, supplemented by engaged, independent committee chairs and directors. Our independent directors unanimously voted for Mr. Broughton to serve as the chairman of our Board following the retirement of our prior Chairman on December 31, 2018.

The Board believes that the Company has been well served by Mr. Broughton’s leadership since the Bank’s inception in 2005 and our formation in 2007. The Board further believes that Mr. Broughton’s combined role as chairman and CEO will allow him to set the overall tone and direction for the Company, maintain consistency in the internal and external communication of our strategic and business priorities, and have primary responsibility for managing our operations. The Board also believes that a strong, effective Lead Independent Director, like Mr. Filler, an independent board, and independent committees provide the independent leadership necessary to balance the combined chairman and CEO role and, with the formal and informal mechanisms we have in place to facilitate the work of the Board and its committees, results in the Board effectiveness and efficiency that our stockholders expect.

Mr. Broughton’s leadership has been especially evident during the COVID-19 pandemic. While the Company and Bank are known for being able to make lending decisions quickly on a decentralized basis, our employees look to Mr. Broughton to set the tone for the entire Company. Under his leadership, the Bank handled an extraordinary number of Payroll Protection Plan (“PPP”) loans pursuant to the terms of the CARES Act for both existing Bank customers and new customers. Mr. Broughton’s emphasis on customer service leveraged existing relationships and earned new banking relationships during the pandemic, as new customers were able to compare their experience with the Bank against the service provided by their current bankers.

We believe our Board’s structure provides leadership and operational oversight, notwithstanding Mr. Broughton’s role as Chairman. Our Board’s three standing committees, which are described below under “Board Committees and Their Functions”, are composed exclusively of independent directors. In addition to the Board committees at the Company, our Bank has a separate loan committee on which all of our directors serve. We believe that this structure further reinforces the Board’s role as an objective overseer of our business, operations, risk sensitivity and day-to-day management.

The Board’s Role in Risk Oversight

While our Board is ultimately responsible for the management of risks inherent in our business, in our day-to-day operations senior management is responsible for instituting risk management practices that are consistent with our overall business strategy and risk tolerance. In addition, because our operations are conducted primarily through the Bank, we maintain an asset-liability and investment committee at the Bank level, consisting of four executive officers of the Bank. This committee is charged with monitoring our liquidity and funds positions. The committee regularly reviews the rate sensitivity position on three-month, six-month and one-year time horizons; loans-to-deposits ratios; and average maturities for certain categories of liabilities. This committee reports to our Board of directors at least quarterly, and otherwise as needed.

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In addition, our Audit Committee assists the Board in overseeing and monitoring management’s conduct of our financial reporting process and system of internal accounting and financial controls, and our Compensation Committee oversees the management of risks relating to executive and non-executive compensation.

Outside of formal meetings, our Board and its committees have regular access to senior executives, including our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, as well as our senior credit officers. Our bank board, which consists of all the members of our Board, and loan committee also meet monthly with management to review loans, credit loss issues and other areas of risk for the bank. We believe that this structure allows the Board to maintain effective oversight over our risks and to ensure that our management personnel are following prudent and appropriate risk management practices.

The Board’s Role in Human Capital Management

Our Board adopted an Environmental, Social and Governance Policy (the “ESG Policy”) in October of 2021. The Board included Human Capital Management as part of the ESG Policy, with an emphasis on four key areas: (1) hiring, promotion and talent development; (2) health and safety; (3) compensation and benefits; and (4) diversity and inclusion. The below entries summarize our current policy positions in each of these key areas:

Hiring, Promotion & Talent Development

We are always looking to build our workforce from within and promote from our current talent pool whenever possible. We are also committed to the continued development of our employees, whether through banking industry-related training or position-related training.

Health and Safety

We are committed to the health, safety, and wellness of our employees. In response to local government and health guidelines around the COVID-19 pandemic, glass barriers have been installed where necessary, and we regularly encourage our employees to utilize video conferencing platforms when possible. All branches and internal corporate offices have been provided with cleaning supplies and are encouraged to disinfect surface areas consistently. We maintain a social distancing policy and update our procedures as federal and state agencies make new recommendations.

Compensation and Benefits

We provide robust compensation and benefits programs to help meet the needs of our employees. In addition to competitive salaries, these programs include a 401(k) Retirement Plan, full medical, dental and vision insurance, life insurance and paid time off. As part of our compensation philosophy, we believe that we must offer and maintain market competitive total rewards programs for our employees in order to attract and retain superior talent.

Diversity and Inclusion

We are committed to our continued efforts to increase diversity and foster an inclusive work environment that supports our employees and the communities we serve. We recruit the best people for the job regardless of gender, race, ethnicity, age, disability, sexual orientation, gender identity, cultural background or religious belief. As an example, Ms. Tuder is Latina, making our Board approximately 14% female and ethnically diverse. It is our policy to fully comply with all state and federal laws applicable to discrimination in the workplace.

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Board Committees and Their Functions

Our Board maintains three standing committees that are each composed entirely of independent directors. The governing charter for each of the three committees is available on our website www.servisfirstbancshares.com under the “Governance” tab.

Name(1)	Audit Committee	Compensation Committee	Corporate Governance & Nominations Committee
Irma L. Tuder
Michael D. Fuller
James J. Filler
J. Richard Cashio
Christopher J. Mettler
Hatton C. V. Smith
Committee Chair Committee Member Financial Expert

(1) Mr. Broughton is not independent and therefore does not serve on any committee.

Audit Committee

Number of meetings in 2021: 4

Functions:

•	Assists our Board of directors in maintaining the integrity of our financial statements and of our financial reporting processes and systems of internal audit controls, as well as monitoring our compliance with legal and regulatory requirements and the performance of our internal audit function;

•	Reviews the scope of independent audits and assesses the results;

•	Meets with management to consider the adequacy of the internal control over, and the objectivity of, financial reporting, and meets with our independent auditors and with appropriate financial personnel concerning these matters;

•	Selects, determines the compensation of, appoints and oversees our independent registered public accounting firm, and evaluates their qualifications, performance and independence; and

•	Reviews and approves all related party transactions of the Company in accordance with our Related Party Transactions Policy (with some related party transactions referred to the full Board for consideration).

Our Board of directors has determined that each Audit Committee member meets the independence standards for Audit Committee membership under the rules of the Securities and Exchange Commission (“SEC”) and the rules of the NYSE.

Compensation Committee

Number of meetings in 2021: 6

Functions:

•	Annually reviews the performance and compensation of our Chief Executive Officer, who is not present during deliberations or voting with respect to his compensation;

•	Makes recommendations to the independent members of our Board of directors with respect to the compensation of our Chief Executive Officer and all other executive officers of the Company;

•	Makes determinations, either as a committee or together with the other independent directors, regarding the performance and compensation level of our Chief Executive Officer and our other named executive officers;

•	Reviews relationships between compensation practices and risk management policies and practices to evaluate mitigation of any identified risks;

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•	Establishes the compensation structure for our senior management and approves the compensation of our senior executives;

•	Develops and reviews succession planning for key executives, including our chief executive officer; and

•	Advises and reports to our Board of directors at least annually, including with respect to the Company’s incentive and equity-based compensation plans, and oversees the activities of the individuals and committees responsible for administering such plans.

The Compensation Committee has the authority, in its sole discretion, to appoint, engage, retain and terminate any compensation consultant, legal counsel or other advisor to assist in the performance of its duties, and the Company is responsible for providing appropriate funding to the Compensation Committee for payment of reasonable compensation to any such advisor retained by the Compensation Committee. During fiscal 2020, our Compensation Committee retained McLagan (a division of Aon) to conduct a comprehensive review of our compensation programs. As discussed in more detail herein, McLagan’s review was to evaluate the continued appropriateness of the Company’s compensation program as compared to certain peer companies, with the goal of ensuring that the Company’s pay practices mature in tandem with its business. McLagan provided services to the Company during 2021. The cost of such services did not exceed $120,000. The committee determined that there were no conflicts between McLagan and the Company or any member of the Compensation Committee.

Our Board of directors has determined that each Compensation Committee member is independent under the rules of the NYSE.

Corporate Governance and Nominations Committee

Number of meetings in 2021: 2

Functions:

•	Identifies individuals believed to be qualified to become Board members, and selects or recommends to the Board, the nominees to stand for election as directors;

•	Establishes the criteria for selecting candidates for nomination to our Board, actively seeks candidates who meet those criteria and makes recommendations to our Board of directors to fill vacancies on, or make additions to, our Board or any committee of our Board (see “Governance Practices” for a detailed discussion of qualification criteria);

•	Develops and recommends to our Board standards to be applied in making determinations as to the absence of material relationships between the Company and a director;

•	Establishes the procedures for the evaluation and oversight of our Board and management; and

•	Monitors and recommends changes in the organization and procedures of the Board, in the size of the Board or any Board committee and in our corporate governance policies, and monitors the Company’s corporate governance structure.

The CG&N committee considers candidates for director who are recommended by its members, by other Board members, and by management. The CG&N committee will consider stockholder nominees for election to our Board that are timely recommended by stockholders provided that a complete description of the nominees’ qualifications, experience and background, together with a statement signed by each nominee in which he or she consents to act as a Board member if elected, accompany the recommendations. Nominations must also include evidence of the nominating stockholder’s ownership of Company common stock. Stockholder nominations should be directed to the chair of the CG&N Committee, care of our chief financial officer, at the Company’s principal executive office, 2500 Woodcrest Place, Birmingham, Alabama 35209. The CG&N committee will evaluate candidates recommended by stockholders using the same criteria as for other candidates recommended by its members, other members of the Board, or management.

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In evaluating nominees for director, the CG&N committee believes that it is of primary importance to ensure that the Board’s composition reflects a diversity of business experience and community leadership, as well as a demonstrated ability to promote the Company’s strategic objectives and expand its presence, profile and customer base in its local markets. Additionally, our CG&N committee charter provides that the CG&N committee, in selecting or recommending Board candidates, shall consider factors it deems appropriate, which may include diversity. The members of the CG&N committee and the Board also take into account views on diversity that our stockholders may communicate to us.

Our Board of directors has determined that each member of the CG&N committee is independent under the standards of independence of the rules of the NYSE.

Compensation Committee Interlocks and Insider Participation

The primary functions of the Compensation Committee are to evaluate and administer the compensation of our President and Chief Executive Officer and other executive officers and to review our general compensation programs. No member of this committee has served as an officer or employee of the Company, the Bank or any other subsidiary. In addition, none of our executive officers has served as a director or as a member of the compensation committee of a company which employs any of our directors. For further information, see “Compensation Discussion and Analysis” and “Board Committees and Their Functions.”

Director Attendance

Our Board of directors held 9 meetings in 2021. Each director attended more than 75% of the aggregate of: (i) the number of meetings of the Board of directors held during the period he or she served on the Board; and (ii) the number of meetings of committees of the Board of directors held during the period he or she served on such committees. While we do not have a formal policy regarding director attendance at our annual meetings, we generally expect our directors to attend if at all possible. All of our directors attended the 2021 Annual Meeting either in person or via remote webcast.

Certain Relationships and Related Transactions

We have not entered into any business transactions with related parties required to be disclosed under Rule 404(a) of Regulation S-K other than banking transactions in the ordinary course of our business with our directors and officers, as well as members of their families and corporations, partnerships or other organizations in which they have a controlling interest, and the lease arrangement described below. Management recognizes that related party transactions can present unique risks and potential conflicts of interest (in appearance and in fact). Therefore, we maintain written policies around interactions with related parties which require that these transactions are entered into and maintained on the following terms:

•	in the case of banking transactions, each is on substantially the same terms, including price or interest rate, collateral and fees, as those prevailing at the time for comparable transactions with unrelated parties that are not expected to involve more than the normal risk of collectability or present other unfavorable features to the bank; and

•	in the case of related party transactions, each is approved by a majority of the directors who do not have an interest in the transaction. Banking transactions which meet the criteria disclosed above are deemed pre-approved by the Board.

Any potential related party transactions are reported to our chief financial officer, who then reports such transactions to our Audit Committee. Our Audit Committee determines whether such transactions constitute related party transactions and, if so, reports those transactions to our Board for consideration if such transactions are not deemed pre-approved under our policy. A copy of our policy governing related party transactions is available on our website www.servisfirstbancshares.com under the “Governance” tab.

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The aggregate amount of indebtedness from our directors and executive officers (including their affiliates and inclusive of persons serving as executive officers of the bank) to the bank as of December 31, 2021 was approximately $51.18 million, which equaled 4.44% of our total equity capital as of that date. Related party transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. No related party loans were disclosed as past due, nonaccrual or troubled debt restructurings in our consolidated financial statements for the year ended December 31, 2021. We anticipate making related party loans in the future to the same extent as we have in the past.

In addition to banking transactions made in the ordinary course of business, the Company leased office space in its corporate headquarters to one related party in 2021 pursuant to the terms of a lease entered into 2017. Prior to entering into such lease in 2017, the Company obtained, and the Board considered, a market reasonableness study, and the Board, other than the related party, approved such lease on terms consistent with the results of the market reasonableness study. Under the terms of the lease, the Company agreed to lease an office of approximately 120 square feet to Mr. Michael D. Fuller, a director of the Company, on a month-to-month basis at $26.00 per square foot, subject to 1.5% annual escalations, plus a utilities and overhead fee equal to 10% of the rental rate.

Code of Conduct for Directors and Employees

Our Board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. The Code of Business Conduct and Ethics covers compliance with law; fair and honest dealings with us, with competitors and with others; fair and honest disclosure to the public; and procedures for compliance with the Code of Business Conduct and Ethics. A copy of our Code of Business Conduct and Ethics is, and any amendment to or waiver from a provision of our Code of Business Conduct and Ethics will be, available free of charge on our website at www.servisfirstbancshares.com under the “Governance” tab.

Communications with the Board

You may contact any of our independent directors, individually or as a group, by writing to them c/o William M. Foshee, Chief Financial Officer, ServisFirst Bancshares, Inc., 2500 Woodcrest Place, Birmingham, Alabama 35209. Mr. Foshee will review and forward to the appropriate directors copies of all such correspondence that, in the opinion of Mr. Foshee, deals with the functions of the Board of directors or its committees or that he otherwise determines requires their attention. Concerns relating to accounting, internal controls or auditing matters will be brought promptly to the attention of the Chairwoman of the Audit Committee and will be handled in accordance with procedures established by the Audit Committee.

DIRECTOR COMPENSATION

The following summarizes the compensation earned by, or paid to, each person who served as a non-employee Director during all or any part of our 2021 fiscal year. Mr. Broughton was not separately compensated for his service on the Board. Directors of the Company also serve on the Board of the Bank and receive no additional compensation for such service. Ms. Tuder also serves on the advisory board of our Huntsville, AL region, and her compensation for such service is included in the tabular disclosure below. As of February 22, 2022, our six non-employee Directors beneficially owned, collectively, approximately 5.47% of our outstanding common stock. We seek to structure Director compensation to further align the interests of Directors with the interests of our stockholders.

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Annual Retainers and Meeting Fees

Position	Annual Retainer
($)
Director	45,000
Lead Independent Director	25,000
Audit Committee Member	8,000
Audit Committee Chair	10,000
Compensation Committee Member	6,000
Compensation Committee Chair	8,000
CG&N Committee Member	4,000
CG&N Committee Chair	7,500

As part of the comprehensive review of our compensation program performed by the Compensation Committee’s independent consultant, McLagan (a division of Aon plc), the Compensation Committee directed McLagan to review director compensation in comparison to certain identified peer companies. The consultant found, in general, our director compensation ranked among the lowest of our peers. Our Board, at the recommendation of our Compensation Committee, moved to a retainer fee structure for director compensation in 2021 as part of the restructuring of our overall compensation program. In setting our retainer fees, we did not attempt to benchmark our director compensation at an identified median of our peer companies, but rather used comparisons with those peers as part of an analysis of standard compensation practices. All director meeting fees have been eliminated in favor of retainer fees.

Director Compensation for 2021

The following table sets forth information regarding the compensation of our non-employee directors for the year ended December 31, 2021.

Name	Fees earned or paid in cash	Stock Awards[1]	All Other Compensation	Total
	($)	($)	($)	($)
J. Richard Cashio	66,500	50,028	-	116,528
Michael D. Fuller	57,000	50,028	-	107,028
James J. Filler	76,000	50,028	-	126,028
Christopher J. Mettler	51,000	50,028	-	101,028
Hatton C. V. Smith	53,000	50,028	-	103,028
Irma L. Tuder[2]	64,400	50,028	-	114,028

_____________________

1 Represents the grant date fair value of time-based restricted stock awarded on April 19, 2021 (820 shares valued at $61.01 per share, the closing price of the Company’s common stock on that date). All Director restricted stock awards were outstanding on December 31, 2021. See Note 13 of our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 for information regarding assumptions made in the valuation of these awards. These awards have a one-year vesting term.

2 Ms. Tuder’s cash compensation includes $5,400 in fees paid for service on the Huntsville advisory board.

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OWNERSHIP OF SERVISFIRST COMMON STOCK BY DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth the beneficial ownership of our common stock as of February 22, 2022 by: (i) each of our directors; (ii) our named executive officers; (iii) all of our directors and our executive officers as a group; and (iv) each stockholder known by us to beneficially own more than 5% of our common stock. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to all shares shown to be beneficially owned by him except to the extent that such power is shared by a spouse under applicable law. The information provided in the table is based on our records, information filed with the SEC and information provided to the Company.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Common Stock (%)(2)
Five Percent Stockholders
Blackrock, Inc.(3)	7,423,879	(4)	13.57	%(4)
55 East 52nd Street New York, NY 10055
The Vanguard Group(5)	5,191,699	(4)	9.58	%(4)
100 Vanguard Blvd. Malvern, PA 19355

Directors and Executive Officers
Thomas A. Broughton III	817,422	(6)	1.5	1%
Irma L. Tuder	71,441	(7)	*
Michael D. Fuller	508,162	(8)	*
James J. Filler	1,371,706	(9)	2.53%
J. Richard Cashio	579,626	(10)	1.07%
Hatton C. V. Smith	416,048	(11)	*
Christopher J. Mettler	21,565	(12)	*
William M. Foshee	292,747	(13)	*
Rodney E. Rushing	424,152	(14)	*
Henry F. Abbott	7,994	(15)	*
All directors and executive officers as a group (10 persons)	4,510,988	(16)	8.31%

___________________

*	Indicates ownership of less than 1% of outstanding common stock.
(1)	The address for all directors and executive officers is 2500 Woodcrest Place, Birmingham, Alabama 35209.
(2)	Except as otherwise noted herein, the percentage is determined on the basis of 54,273,091 shares of our common stock outstanding plus securities deemed outstanding pursuant to Rule 13d-3 promulgated under the Exchange Act. Under Rule 13d-3, a person is deemed to be a beneficial owner of any security owned by certain family members and any security of which that person has the right to acquire beneficial ownership within 60 days, including, without limitation, shares of our common stock subject to currently exercisable options.
(3)	In a Schedule 13G/A filed January 27, 2022, Blackrock, Inc. reported having sole power to vote or to direct the vote of 7,369,781 shares of common stock, shared power to vote or direct the vote of zero shares of common stock, sole power to dispose or direct the disposition of 7,423,879 shares of common stock and shared power to dispose or to direct the disposition of zero shares of common stock. All information in this footnote was obtained from the Schedule 13G/A filed by Blackrock, Inc.
(4)	Reflects shares reported on Schedule 13G/A as beneficially owned as of December 31, 2021.
(5)	In a Schedule 13G/A filed February 10, 2022, The Vanguard Group reported having sole power to vote or direct the vote of 0 shares of common stock, shared power to vote or direct to vote 85,321 shares of common stock, sole power to dispose or direct the disposition of 5,063,968 shares of common stock and shared power to dispose or to direct the disposition of 127,731 shares of common stock. All information in this footnote was obtained from the Schedule 13G/A filed by The Vanguard Group.
(6)	Includes 54,790 shares of common stock owned by his spouse and 14,290 shares of common stock owned by his two stepchildren. Also includes 497,812 shares held by a GRAT for the benefit of Mr. Broughton’s children, for which Mr. Broughton retains the power of substitution.. Does not include 190,000 shares held by TAB2, LLC and 300,000 shares held by TAB3, LLC, which are managed by a third party manager. Mr. Broughton disclaims beneficial ownership of common stock held by his spouse and his two stepchildren.
(7)	Does not include an option granted on October 15, 2018 to purchase up to 25,000 shares of common stock for $35.65 per share which vests 100% on October 15, 2023. Includes 40,215 shares owned by Tuder Family, LLC, a limited liability company of which the reporting person is a member and manager. The reporting person disclaims beneficial ownership of the Tuder Family, LLC shares except to the extent of her pecuniary interest therein.

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(8)	Includes 93,052 shares of common stock held by Mr. Fuller’s spouse.
(9)	Includes 151,500 shares Mr. Filler owns jointly with his spouse.
(10)	Does not include 28,752 shares owned by Mr. Cashio’s adult daughter. Includes 184,000 shares of common stock held by Mr. Cashio’s spouse. Mr. Cashio disclaims beneficial ownership of all shares not directly owned by him. Mr. Cashio has pledged 51,625 shares to ServisFirst Bank as security for a loan and 124,112 shares to J.P. Morgan as security for a line of credit.
(11)	Mr. Smith has pledged 96,999 shares to ServisFirst Bank, as security for a line of credit.
(12)	Does not include an option granted to Mr. Mettler on October 21, 2019 to purchase 25,000 shares of common stock for $33.90 per share which vests 100% after five years.
(13)	Includes 24,000 share held by Mr. Foshee’s spouse. Mr. Foshee disclaims beneficial ownership of such shares. Mr. Foshee has pledged 48,000 shares to Morgan Stanley and 39,500 shares to US Bank.
(14)	Includes an option to purchase 15,000 shares of common stock for $6.915 per share granted on February 10, 2014, which vested 100% on February 10, 2021. Includes 100,000 shares of common stock held in trust for the benefit of Mr. Rushing’s daughters.
(15)	Includes 182 shares held through Mr. Abbott’s 401(k) account.
(16)	Includes 15,000 shares obtainable within 60 days pursuant to the exercise of outstanding options..

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our Section 16 officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Messrs. Cashio, Filler, Fuller, Mettler and Smith and Ms. Tuder each filed a late Form 4 on April 23, 2021, reporting awards made on April 19, 2021. Messrs. Clemmer and Vieira each filed a late Form 4 on January 27, 2021.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required under Section 14A of the Exchange Act, we provide our stockholders with an annual advisory vote on the compensation of our named executive officers. In 2017, our stockholders approved an annual advisory vote. At the 2021 Annual Meeting, approximately 97% of the votes cast (which excludes broker non-votes) were in approval of our executive compensation program.

Our compensation committee reviewed the results of the advisory vote and did not implement any significant changes to our executive compensation as a result of the say-on-pay advisory vote. The compensation committee recognizes that effective practices evolve, and the committee will continue to consider changes as needed to keep our executive compensation program competitive and tightly linked to performance. See “Compensation Discussion and Analysis” for a detailed discussion of our executive compensation practices, philosophy and objectives.

Consistent with our stockholders’ preference and prevailing demand, we expect to hold an advisory vote on executive compensation every year. This year, we are asking stockholders to approve the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed in the Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

The advisory vote will not be binding on the compensation committee or the board of directors. However, they will carefully consider the outcome of the vote and take into consideration any specific concerns raised by investors when determining future compensation arrangements.

The Board of Directors Unanimously Recommends a Vote “FOR” the Resolution Approving the Compensation Paid to Our Named Executive Officers.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (CD&A)

This CD&A describes our executive compensation objectives and philosophy. It also describes our compensation program and reviews the compensation outcomes for fiscal 2021. We are a bank holding company headquartered in Birmingham, Alabama. Our Bank, founded in 2005, provides commercial banking services through offices located in Alabama, Georgia, South Carolina, Tennessee and Florida. We operate our Bank using a simple business model based on organic loan and deposit growth, generated through high quality customer service, delivered by a team of experienced bankers focused on developing and maintaining long-term banking relationships with our target customers. Our strategy focuses on operating a limited and efficient branch network with sizable aggregate balances of total loans and deposits housed in each branch office. We strive to translate this business model and strategy into higher profits for our stockholders. Our compensation program is intended to incentivize our named executive officers to pursue strategies and actions that promote both annual and longer-term value to stockholders, consistent with the intention of our business model.

Named Executive Officers

•	Thomas A. Broughton III, President and Chief Executive Officer
•	Rodney E. Rushing, Executive Vice President and Chief Operating Officer
•	William M. Foshee, Executive Vice President and Chief Financial Officer
•	Henry F. Abbott, Senior Vice President and Chief Credit Officer

Each of our four named executive officers also held the same position with the Bank during fiscal 2021. Following the retirement of our long-time Chief Operating Officer at the end of 2020, our Board and management determined not to promote any other officer to serve as an executive officer of the Company. In accordance with Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended, our Board and management considered whether any of the executive officers of the Bank should be included as a named executive officer. The Bank’s executive officers, other than our named executive officers, do not serve in policy making roles, although our business model does provide for operational flexibility in our regional markets. All of our policy making functions are handled by our named executive officers. Therefore, we have not included any of our Bank executives as named executive officers.

All of our executive officers are employees of the Bank for payroll and tax purposes. Because both the Compensation Committee and the Bank compensation committee consist of the same persons, as do both Boards of Directors, references herein to “our” or “the” Compensation Committee will be deemed to refer to our Compensation Committee and/or the Bank’s compensation committee, as applicable.

2021 Business Results

•	Net income available to common stockholders was $207.7 million for 2021, a 23% increase over net income of $169.6 million in 2020.
•	Diluted earnings per share were $3.82 for 2021, a 22% increase over 2020.
•	Total loans grew from $8.5 billion to $9.5 billion, or by 13%, during 2021.
•	Deposits grew from $9.98 billion to $12.45 billion year-over-year, or 25%.

The graph below shows our total shareholder return (actual stock price plus reinvestment of dividends – “TSR”) expressed as the cumulative return to stockholders over the past five (5) years. As illustrated, a $100 investment in ServisFirst common stock on December 31, 2016 would be valued at $233 as of December 31, 2021, outperforming the banking industry as measured by the S&P 500 Financials Index and the KBW NASDAQ Bank Index (BKX).

Total Return Performance
ServisFirst Bancshares, Inc.
S&P 500 Financials
KBW Bank
Index Value
250
200
150
100
50
0
12/31/16
12/31/17
12/31/18
12/31/19
12/31/20
12/31/21

	Date
Index:	12/31/2016	12/31/2017	12/31/2018	12/31/2019	12/31/2020	12/31/2021
ServisFirst Bancshares, Inc.	100.00	111.26	87.07	103.89	112.72	232.67
S&P 500 Financials	100.00	120.02	97.97	133.72	111.21	147.12
KBW Bank	100.00	116.25	93.46	123.50	106.67	144.05

SERVISFIRST BANCSHARES, INC. – Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	18

2021 Compensation Changes

During 2020, our Compensation Committee retained McLagan (a division of Aon plc) as an independent compensation consultant to conduct a comprehensive review of our compensation program. The objectives for this review, along with the changes implemented to achieve such objectives, are set forth in the table below.

Compensation Program Objective		Changes Implemented for 2021

Mix of pay elements reflects current market practice	•	Added annual equity grants
	•	Adopted performance-based annual incentive plan for short-term compensation

Increase executive pay levels to be more in line with	•	Increased base salaries of named executive officers
market peer median, in order to attract and retain key	•	Added time-based restricted stock awards
talent	•	Adopted annual incentive plan for short-term compensation

Emphasize performance-based and at-risk pay elements	•	Implemented performance-share grants with vesting based on 3-year TSR performance compared with 2021 Peer Group
	•	Adopted annual incentive plan with defined performance goals for short-term compensation

McLagan’s review of our 2020 executive compensation structure revealed that base salaries, on average, were 26% below the market median. Our executive cash compensation (base salary + annual incentive) and total direct compensation (base salary + annual incentive + equity incentives) were, on average, 21% and 42%, respectively, below market medians. The changes implemented for the 2021 fiscal year were designed to begin addressing the shortfall with respect to the median compensation paid by our peers and to implement certain structural changes for future years. Our compensation structure is not intended to “benchmark” the median of our 2021 Peer Group (as defined below), but rather to assist us in making sure our compensation structure remains competitive. Structural changes also include the implementation of “double-trigger” change in control protections for our named executive officers.

Allocation of Compensation Elements – Pay for Performance

For fiscal year 2021, an average of 36.6% of our named executive officers’ compensation was in annual short-term cash incentives which, as described below, are performance-based awards. With the exception of Mr. Abbott, an average of 20% of our named executive officers’ compensation consisted of long-term equity-based incentives, 50% of which are performance-based. The following table illustrates the percentage of each named executive officer’s total compensation, as reported in the “Summary Compensation Table,” related to base salary, annual short-term cash incentives and long-term equity-based incentives:

	Percentage of Total Compensation (Fiscal Year 2021)(1)
Named Executive Officer	Annual Base Salary	Annual Short Term Cash Incentives	Equity-Based Incentives	Perquisites and Benefits

Thomas A. Broughton III, Principal Executive Officer (“PEO”)	27%	46%	26%	2%
Rodney E. Rushing	43	33	20	4
William M. Foshee, Principal Financial Officer (“PFO”)	43	32	20	4
Henry F. Abbott	53	40	-	7

(1)	Total percentages may not equal 100% due to rounding.

SERVISFIRST BANCSHARES, INC. – Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	19

Role of Compensation Committee

The Compensation Committee is responsible for the design, implementation and administration of the compensation programs for our executive officers and directors. The Compensation Committee completed the following actions relative to 2021 executive compensation:

•	Reviewed and approved base salary increases based on materials provided by its compensation consultant.

•	Reviewed and approved the 2021 compensation peer group.

•	Reviewed and approved the adoption of the annual incentive plan and 2021 performance objectives.

•	Reviewed and approved 2021 equity grants and performance criteria for performance share units.

•	Reviewed contractual arrangements for named executive officers (“NEOs”).

•	Reviewed the Company’s compensation philosophy.

•	Determined annual awards for NEOs for 2021 performance and approved the payment of such awards in 2022.

No executive officers of the Company make any recommendations to the Compensation Committee or participate in any way regarding the compensation of other executive officers, other than our President and Chief Executive Officer, Mr. Broughton. The Compensation Committee consults with Mr. Broughton to gain a better insight into the performance of the executive team as a basis for the Compensation Committee’s determinations regarding executive compensation. While the Compensation Committee consults with Mr. Broughton, the Compensation Committee makes its decisions independently.

Role of Compensation Consultant

As permitted by the Compensation Committee charter, the Committee periodically engages an independent outside compensation consultant to advise the Committee on executive compensation matters. In 2020, the Committee retained McLagan (a division of Aon PLC) to provide executive compensation consulting services. Pursuant to the terms of its retention, McLagan reported directly to the Compensation Committee, which retains sole authority to select, retain, terminate, and approve the fees and other retention terms of its relationship with McLagan.

McLagan’s comprehensive review of our executive compensation program was intended to evaluate the continued appropriateness of our compensation program as compared to certain peer companies, with the goal of ensuring that our pay practices mature in tandem with our business. The Compensation Committee adopted changes to our compensation program for the 2021 fiscal year in light of the recommendations provided by McLagan.

During 2021, McLagan assisted the Compensation Committee with the following:

•	Reviewed the competitiveness of the Company’s current pay levels and practices for executive officers as compared to that of market peers, including the 2021 Peer Group.

•	Assisted the Committee with evaluation of its incentive programs for 2021.

•	Assisted the Committee in its preparation of compensation disclosures as required under Regulation S-K with respect to this proxy statement including this Compensation Discussion and Analysis and associated tables and disclosures included herein by reference.

SERVISFIRST BANCSHARES, INC. – Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	20

The Committee evaluated McLagan’s analysis and recommendations alongside other factors when making compensation decisions affecting our 2021 executive compensation.

In 2021, the Committee reviewed its relationship with McLagan. Considering all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934, as amended, the Committee determined that it is not aware of any conflict of interest that has been raised by the work performed by McLagan.

Compensation Philosophy and Objectives

In order to recruit, retain and appropriately incentivize the most qualified and competent individuals as executive officers, we strive to maintain a compensation program that not only is competitive in our market but that also provides our Compensation Committee with the flexibility to determine incentive compensation using a commonsense approach. Our Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by us and the Bank, and which aligns executives’ interests with those of our stockholders by rewarding performance, with the ultimate objective of improving stockholder value.

To reward both short- and long-term performance in the compensation program and in furtherance of our compensation objectives noted above, our executive officer compensation philosophy includes the following principles:

Compensation should be related to performance. The Compensation Committee believes that a significant portion of an executive officer’s compensation should be tied not only to individual performance, but also the Company’s performance measured against both financial and non-financial goals and objectives.

Incentive compensation should represent a significant portion of an executive officer’s total compensation. The Compensation Committee is committed to providing competitive compensation that reflects our performance and that of the individual officer or employee.

Compensation levels should be competitive. The Compensation Committee reviews available data to ensure that our compensation is competitive with that provided by other comparable companies. The Compensation Committee believes that competitive compensation enhances our ability to attract and retain executive officers. As discussed above, our Compensation Committee retained a compensation consultant during the 2020 fiscal year to complete a deep review of our compensation structure in order to ensure that our compensation remains competitive. Following completion of this review, our Compensation Committee approved a peer group for compensation purposes and utilized said peer group to determine compensation levels for 2021.

Incentive compensation should balance short-term and long-term performance. The Compensation Committee seeks to achieve a balance between encouraging strong short-term annual results and ensuring our long-term viability and success. To reinforce the importance of balancing these perspectives, executive officers generally will be provided both short- and long-term incentives. As a result of the review of compensation competitiveness by McLagan, the Compensation Committee has adopted short-term and long-term compensation plans for its executives in 2021. All short-term compensation awards are performance-based, while long-term compensation awards are split between restricted stock awards and performance-based performance shares.

Stockholder Approval

At the 2021 Annual Meeting, approximately 97% of the votes cast (which excludes broker non-votes) were in approval of our executive compensation program. Our 2021 proxy statement included a brief discussion of the changes implemented for 2021, highlighting our Compensation Committee’s intent to provide our named executive officers with market rate compensation linked to performance. Our Compensation Committee reviewed the results of the advisory vote; however, the changes made to our 2021 executive compensation programs were made prior to the advisory vote and the Committee did not implement any additional changes to our executive compensation as a result of the say-on-pay advisory vote. The Compensation Committee recognizes that effective practices evolve, and the Committee will continue to consider changes as needed to keep our executive compensation program competitive and tightly linked to performance.

SERVISFIRST BANCSHARES, INC. – Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	21

Elements of our Compensation Program

The following table outlines the major elements of 2021 total compensation for our executives:

Compensation Element	Description and Purpose	Link to Performance	Fixed/ Performance Based	Short/Long- Term
Base Salary	Helps attract and retain executives through periodic payments of market-competitive base pay	Based on individual performance, experience, and scope of responsibility. Used to establish cash and equity incentive award opportunities	Fixed	Short-Term

Annual Short-Term Incentives	Encourages achievement of financial performance metrics that create near-term stockholder value	Ties the executive’s compensation directly to factors that we believe are important to the success of the Company.	Performance Based	Short-Term

Performance metrics include loan growth and earnings per share. Loan growth is integral to the future success of the Company, while earnings per share aligns executive pay with overall Company success.
Annual short-term incentives are paid in cash.

Long-Term Equity Incentive Awards	Aligns long-term interests of executives and stockholders while creating a retention incentive through multi-year vesting	Restricted stock awards are time-vested over three years. Performance share awards are determined based on Company TSR over a 3-year period as compared to the custom 2021 Peer Group.	Fixed & Performance Based	Long-Term

Change in Control Agreements	Provides protection to our named executive officers in the event we are subject to a change in control.	- -	Fixed	Long-Term

Endorsement Split-Dollar Agreements	Bank-owned life insurance on Messrs. Broughton, Rushing and Foshee. Designed to provide a long-term retention incentive for the named executives, along with generating a favorable return for the Bank.	- -	Fixed	Long-Term

Other Compensation	Dividend equivalents on restricted stock units, limited perquisites and health and welfare benefits on the same basis as other employees	Dividend equivalents on restricted stock units further enhance the executive’s link to stockholders by ensuring they share in the distribution of income generated from ongoing financial performance.	Fixed & Performance Based

SERVISFIRST BANCSHARES, INC. – Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	22

Key Compensation Policies and Supplemental Information

Robust Clawback Policy: In the event the Company is required to restate financial results, the Compensation Committee may adjust future compensation, cancel outstanding stock or performance-based awards, or seek recoupment of previous awards from Company officers.

Significant Executive Investment in Company Stock: Long-term stock ownership is deeply engrained in our culture, and it reflects our Board’s strong commitment to the Company’s success. For more information, see “Corporate Governance—Governance Practices—Stock Ownership of Board and Executives.”

Restrictions on Hedging or Pledging Company Stock: Executive officers and Directors of the Company are not permitted to use options, contracts or other arrangements to hedge their holdings of Company stock. They also are prohibited from pledging Company stock as security for loans without approval from our Insider Trading Compliance Officer. Historically, our Insider Trading Compliance Officer has approved limited pledging arrangements in order to allow our executive officers to retain their Company stock in light of our stock’s strong market performance since our initial public offering in 2014.

Chief Executive Officer Compensation

The compensation of Thomas A. Broughton III, our President and Chief Executive Officer, is discussed throughout the following paragraphs. The Compensation Committee establishes Mr. Broughton’s compensation package each year with the intent of providing compensation designed to retain Mr. Broughton’s services and motivate him to perform to the best of his abilities. Mr. Broughton’s 2021 base salary and incentive compensation reflect the Compensation Committee’s and our Board’s determination of the total compensation package necessary to meet this objective.

Peer Group Benchmarking

For 2021 compensation determinations, the Compensation Committee (with assistance from its independent compensation consultant, McLagan (a division of Aon)) selected a benchmark group of publicly-traded financial institutions to use in assessing the compensation of our executive officers and directors. The peer group data is used by our Compensation Committee as information about pay levels and practices of similarly-sized financial institutions in the areas we compete for key talent. This information guides our Compensation Committee in providing a competitive level of total compensation to our executive officers while also maintaining “common sense” flexibility where necessary.

Our Compensation Committee utilized the following criteria to select a peer group for use in 2021 compensation, while also giving consideration to whether the selected peers had business models compatible with the Company’s business model:

•	Total Assets between $5.25 - $20 billion (with one peer company at $21 billion in assets)

•	Not located in Mountain Pacific or Northeast regions

•	Located within a top 100 Metropolitan Statistical Area

•	Commercial loans comprise more than 60% of the total loan portfolio

SERVISFIRST BANCSHARES, INC. – Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	23

Our Compensation Committee also utilized a proprietary database from McLagan when making compensation determinations for our Chief Credit Officer, Mr. Abbott. The 2021 benchmark group of publicly-traded financial institutions used to set 2021 compensation (the “2021 Peer Group”) included the following companies:

				Total Assets LTM as of 9/30/2020
Company Name	Ticker	City	State	($000)

First Midwest Bancorp Inc.	FMBI	Chicago	IL	21,088,143
Atlantic Union Bkshs Corp.	AUB	Richmond	VA	19,930,650
Ameris Bancorp	ABCB	Atlanta	GA	19,873,851
Independent Bk Group Inc.	IBTX	McKinney	TX	17,117,007
First Financial Bancorp.	FFBC	Cincinnati	OH	15,925,647
Trustmark Corp.1	TRMK	Jackson	MS	15,692,079
TowneBank	TOWN	Portsmouth	VA	14,795,417
WSFS Financial Corp.	WSFS	Wilmington	DE	13,830,108
Provident Financial Services	PFS	Jersey City	NJ	12,871,322
Sandy Spring Bancorp Inc.	SASR	Olney	MD	12,678,131
Eagle Bancorp Inc	EGBN	Bethesda	MD	10,106,294
Veritex Holdings Inc.	VBTX	Dallas	TX	8,702,375
Enterprise Financial Services	EFSC	Clayton	MO	8,367,976
Amerant Bancorp Inc.	AMTB	Coral Gables	FL	7,977,047
Lakeland Bancorp	LBAI	Oak Ridge	NJ	7,522,184
ConnectOne Bancorp Inc.	CNOB	Englewood Cliffs	NJ	7,449,559
Kearny Financial Corp.	KRNY	Fairfield	NJ	7,310,209
Univest Financial Corp.	UVSP	Souderton	PA	6,382,831
Allegiance Bancshares Inc.	ABTX	Houston	TX	5,967,751
Peapack-Gladstone Financial	PGC	Bedminster	NJ	5,958,107
Bryn Mawr Bank Corp.	BMTC	Bryn Mawr	PA	5,046,939
(1)	Data shown for Trustmark Corp. reflects LTM as of 6/30/2020.

When determining compensation for our executive officers for 2021, our Compensation Committee considered the median range of total compensation and components of compensation for the comparable roles within the 2021 Peer Group companies. As discussed above, our Compensation Committee did not seek to set compensation at specific target levels as compared to the 2021 Peer Group. Instead, our Compensation Committee used the information provided by the 2021 Peer Group to assess compensation levels and to provide a competitive level of total compensation for our executives.

Annual Base Salary

Our Compensation Committee endeavors to establish base salary levels for executives that are consistent and competitive with those provided for similarly situated executives of other similar financial institutions, taking into account each executive’s areas and level of responsibility.

Each of our named executive officers received an increase in their base salaries for 2021, effective as of their work anniversary date. The base salaries of our named executive officers were, on average, 26% below the 2021 Peer Group median (or, in the case of Mr. Abbott, the median for similar positions in the McLagan proprietary database). In Mr. Broughton’s case, his 2020 base salary was approximately 34% below the 2021 Peer Group median for a chief executive officer. The 2021 base salary increases are intended to begin to align our NEO salaries with those of our peers, but we note that the increases were not sufficient to bring any of these salary figures to the median of the 2021 Peer Group salary range.

SERVISFIRST BANCSHARES, INC. – Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	24

Named Executive Officer	2020 Annual Base Salary	2021 Annual Base Salary	% Change

Thomas A. Broughton III, Principal Executive Officer (“PEO”)	$525,000	$675,000	29%
Rodney E. Rushing	327,000	375,000	15%
William M. Foshee, Principal Financial Officer (“PFO”)	300,000	340,000	13%
Henry F. Abbott	195,000	225,000	15%

Annual Incentive Compensation

In 2021, our Board and Compensation Committee adopted an annual incentive plan administered by the Committee. The adoption of a performance-based annual incentive plan accomplished two goals: (1) tied short-term compensation for our named executive officers to specific Company performance metrics; and (2) provided a mechanism for delivery of additional cash compensation to our named executive officers in a manner that is recognized as a best practice in the market. The annual incentive plan provides a framework for annual or short-term cash incentive award opportunities for our executive officers and key employees. Prior to or shortly after the beginning of each performance period, our Compensation Committee establishes the specific performance goals and designates each participant’s target award under the plan.

For 2021, each of our named executive officers was named as a participant in the annual incentive plan, with target awards approved by the Committee as follows:

Named Executive Officer	Target Award (as a % of base salary)	Target Award ($)

Thomas A. Broughton III, Principal Executive Officer (“PEO”)	105%	$708,750
Rodney E. Rushing	50%	170,000
William M. Foshee, Principal Financial Officer (“PFO”)	50%	187,500
Henry F. Abbott	50%	112,500

Performance Objectives

Our Compensation Committee utilized two performance objectives for the 2021 annual incentive plan: loan growth, excluding Paycheck Protection Program (“PPP”) loans; and earnings per share. Our business model depends on organic loan growth, so thirty percent (30%) of the total performance objective was weighted to loan growth. PPP loans were excluded from the calculation of total loan growth so as not to skew the results based on a short-term government program. Our Compensation Committee allocated 70% of the annual incentive to earnings per share in order to incentivize our named executive officers to work towards results that directly benefit our stockholders in the near term. In order to balance the potential risk of incentivizing annual loan growth, a credit quality modifier consisting of the ratio of nonperforming assets to total loans was utilized. While growth under our organic business model depends upon loan growth, our annual incentive plan for 2021 was structured so that loan growth incentives also include a component of careful analysis of credit quality when entering into new loan relationships.

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Our 2021 performance objectives for the annual incentive plan, the assigned weight for each performance objective and the threshold, target and maximum performance level for each objective are set forth in the table below, along with our 2021 actual performance:

		2021 Performance Levels
		50%	100%	150%
Performance Objective	Overall Weight	Threshold	Target	Maximum	2021 Actual
Loan Growth[1]	30%	7%	9%	11%	23%
Earnings per Share	70%	$3.25	$3.40	$3.60	$3.86

[1] Loan growth excludes PPP loans. The table below summarizes the reconciliation of Total loans to Loans, excluding PPP loans, for each of the years ending December 31, 2020 and December 31, 2021.

	For the Year Ended December 31, 2020	For the Year Ended December 31, 2021
	(In Thousands)
Total loans	$8,465,688	$9,532,934
Less PPP loans	900,493	230,184
Total loans, excluding PPP loans	$7,565,195	$9,302,750

Credit Quality Modifier and Discretionary Adjustments

Our annual incentive plan included a credit quality modifier based on the ratios of Non-performing Assets to Total Assets. The below table sets forth the potential modifier based on the ratio achieved for 2021:

Credit Quality Modifier	No Adjustment	50% Reduction	75% Reduction	100% Reduction	2021 Actual
NPAs/Total Assets	<1.50%	1.50%	1.75%	2.00%	0.09%

Annual Incentive Plan Award Opportunities

The Compensation Committee established the annual incentive plan award opportunities for our named executive officers as a percentage of base salary. Target award opportunities were designed to provide for total cash compensation that rewards executives for successful achievement of growth in both loans and earnings per share while being competitive with total cash compensation among our peers. The potential annual incentive award payments, expressed as a percentage of base salary, were as follows:

Named Executive Officer	Threshold as a % of Base Salary (%)	Threshold Incentive Payment ($)	Target as a % of Base Salary (%)	Target Incentive Payment ($)	Maximum as a % of Base Salary (%)	Maximum Incentive Payment ($)
Thomas A. Broughton	52.5%	$354,375	105	$708,750	157.5	$1,063,125
Rodney E. Rushing	25	93,750	50	187,500	75	281,250
William M. Foshee	25	85,000	50	170,000	75	255,000
Henry F. Abbott	25	56,250	50	112,500	75	168,750

Threshold, target and maximum incentive payments in the chart above are based on base salaries effective at year-end 2021.

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Annual Incentive Plan Award Payouts

The payout level under our annual incentive plan in 2021, based on actual results of the two performance objectives, was 150% of the target payout level. We had a ratio of NPAs/Total Assets of 0.09% as of December 31, 2021, so there was no reduction of annual incentive payments as a result of the credit quality modifier.

The Company enjoyed exceptional results for the year ended December 31, 2021, achieving more than twice the loan growth required to attain the maximum performance level for loan growth and exceeding the maximum performance level for earnings per share set for our 2021 annual incentive awards by more than 7%. In addition, our asset quality remained very high. Our Compensation Committee and Board credit Mr. Broughton for the achievement of these exceptional results. As a result of these outstanding results, our Board elected to exercise its discretion to increase Mr. Broughton’s maximum annual incentive award by $100,000.

Named Executive Officer	2021 Award ($)	Award as % of Target	Award as % of Base Salary
Thomas A. Broughton(1)	$1,063,125	150%	157.5%
Rodney E. Rushing	281,250	150	75
William M. Foshee	255,000	150	75
Henry F. Abbott	168,750	150	75

(1)Mr. Broughton’s percentages are rounded to the nearest tenth of a percent. Mr. Broughton’s award does not include the additional $100,000 awarded by the Compensation Committee as a discretionary bonus.

Equity-Based Incentive Compensation

Our Compensation Committee determined to begin making annual equity grants to our named executive officers in order to be competitive with market best practices, to align executives with stockholders and to address potential retention concerns. Annual equity-based incentive awards are composed 50% of time-based restricted stock grants and 50% of performance-based performance share units. Time-based restricted stock awards are intended to aid in retention of our named executive officers, while performance share awards reward our named executive officers for delivering total shareholder returns in the highest percentile when compared against our peer companies.

On January 25, 2021, the Board approved the Committee’s grants of time-based restricted stock and performance share units for 2021. Given his 2020 grant, Mr. Abbott did not receive a grant for 2021, but will be eligible to receive a long-term incentive award in future periods.

Named Executive Officer	Time-based Restricted Stock (#)	Fair Value of 2021 Restricted Stock Award ($)	Target Performance Share Units (#)	Fair Value of 2021 Performance Share Units ($)	Total Target Award Value ($)

Thomas A. Broughton III, Principal Executive Officer (“PEO”)	8,267	$354,406	8,267	$306,292	$660,699
Rodney E. Rushing	2,187	93,757	2,187	81,028	174,785
William M. Foshee, Principal Financial Officer (“PFO”)	1,983	85,011	1,983	73,470	158,481

The time-based restricted stock vests one-third per year on the first three anniversaries of the grant date, provided that the executive remains employed through the applicable vesting date. The performance shares represent the opportunity to earn shares of our common stock after a three-year period, subject to the executive’s continued employment through the end of the performance period.

The number of performance shares earned shall be determined by reference to the Company’s TSR relative to the 2021 Peer Group set forth below over the performance period commencing on January 1, 2021 and ending on December 31, 2023 (the “Performance Period”).

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Depending on our TSR percent rank relative to the 2021 Peer Group, our named executive officers may earn between 0% and 150% of the Target number of performance shares set forth in the above table corresponding to the Company’s attainment of the TSR percent rank relative to the 2021 Peer Group as set forth in the table below on the last day of the Performance Period. The named executive officers shall receive shares of our common stock with respect to the number of earned performance shares (and related dividend equivalents thereon, which will be presumed to have been reinvested in shares of our common stock on each ex-dividend date).

Performance Level	Company Percent Rank Relative to 2021 Peer Group	Number of Performance Shares Earned
Threshold	35th Percentile	50% of Target
Target	50th Percentile	100% of Target
Maximum	75th Percentile	150% of Target

The percentage of performance shares earned if our TSR Percent Rank Relative to the 2021 Peer Group is between Threshold and Target or between Target and Maximum shall be determined by linear interpolation. Notwithstanding the foregoing, if our TSR at the end of the Performance Period is negative, then the maximum number of performance shares that can be earned is the Target number of performance shares, regardless of how our TSR compares to the 2021 Peer Group at the end of the Performance Period. This mechanism is intended to prevent our named executive officers from receiving more than the Target number of performance shares if our TSR at the end of the Performance Period is negative, even if such TSR exceeds 50% of our 2021 Peer Group.

Our Stock Incentive Plan allows for the accelerated vesting of equity awards in the event of a change in control. In general, under this Plan a “change in control” means a reorganization, merger or consolidation of the Company or the Bank with or into another entity where our stockholders before the transaction own less than 50% of our combined voting power after the transaction, a sale of all or substantially all of our assets or a purchase of more than 50% of the combined voting power of our outstanding capital stock in a single transaction or a series of related transactions by one “person” (as that term is used in Section 13(d) of the Exchange Act) or more than one person acting in concert.

Peer Group

The 2021 benchmark peer group used to determine 2021 performance share unit awards and assess the Company’s TSR performance is the same 2021 Peer Group previously identified.

Change in Compensation Structure for 2022

Annual Base Salary. Our compensation consultant prepared a revised compensation study in December 2021, Our Compensation Committee, following a review of such compensation study, approved base salary increases for each of our named executive officers, effective as of their work anniversary date. The base salaries of our named executive officers remain below peer group median and the increases below are intended to align the salaries of our named executives with competitive market levels.

Named Executive Officer	2021 Annual Base Salary	2022 Annual Base Salary	% Change

Thomas A. Broughton III, Principal Executive Officer (“PEO”)	$675,000	$700,000	3.7%
Rodney E. Rushing	375,000	400,000	6.7
William M. Foshee, Principal Financial Officer (“PFO”)	340,000	350,000	2.9
Henry F. Abbott	225,000	232,000	3.1

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Severance and Change in Control

Prior to 2021, only Mr. Foshee and our former chief operating officer had change in control severance agreements in place with the company. All of our named executive officers are at-will employees and do not have employment agreements with the Company. When reviewing the compensation of our named executive officers as compared with our 2021 Peer Group, we determined that financial institutions in the markets in which we operate routinely enter into change in control agreements with their named executives. We believe that reasonable severance benefits are appropriate to protect our named executive officers in the event of a change in control. Given the prevalence of such agreements among our peers, we also view change in control agreements as a benefit that will assist in our retention of our most talented officers.

As of February 25, 2021, we entered into Change in Control Agreements with each of our named executive officers. Each of these agreements provides the officer with certain employment protections for a two-year period following a change in control of the Company (the “Protected Period”). The Change in Control Agreements are “double-trigger” agreements, meaning that an executive’s employment must be terminated during the Protected Period in order to receive benefits under the agreement. If the officer’s employment is terminated during the Protected Period without Cause or by the officer with Good Reason (as those terms are defined in the Change in Control Agreements), the officer would be entitled to receive, among other benefits: (1) a cash severance payment equal to a specific multiple (2.99x for Mr. Broughton, 2x for each of Messrs. Foshee and Rushing, and 1.5x for Mr. Abbott) of the sum of (a) the officer’s base salary at the time of termination, and (b) the average cash bonus paid to the officer over the prior three years; and (2) a pro-rata bonus for the fiscal year in which the termination occurs. Each of the named executive officers would also be entitled to receive a lump sum cash payment equal to 18 months’ worth of COBRA premiums, based on the officer’s then-current coverage elections. In addition, certain pre-change in control terminations will be deemed to constitute change in control terminations if such terminations occur at the request or direction of a person who has entered into an agreement which would constitute a change in control upon consummation, or in connection with or anticipation of a change in control transaction with such person, subject to certain conditions. See “Executive Compensation — Potential Payments Upon Termination or Change in Control” for more information.

As a condition to receipt of any of the payments or benefits described herein, each named executive officer would be required to execute a standard separation and release agreement containing a release of all claims, if any, against the Company within a 45-day period following the officer’s termination date. Each named executive officer would also be subject to certain confidentiality, non-competition and non-solicitation obligations and receipt of payments and benefits would be subject to the officer’s continued compliance with such obligations. Our officers agree to maintain the confidentiality of our confidential information. For a period of six months following such officer’s termination date, each of our officers has agreed to not engage in similar activities within a sixty (60) mile radius of any Company office, and has further agreed to not solicit any Company employees or customers for a period of one year following such officer’s termination date.

Our officers would not be entitled to any tax gross-ups for excise taxes that may be triggered under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended. However, our officers are entitled to receive the “best net” treatment, which means that if the total of all change in control payments due such officer exceeds the threshold that would trigger the imposition of excise taxes, the officer will either (1) receive all payments and benefits due and the officer will be responsible for paying all such taxes or (2) have such payments and benefits reduced such that imposition of the excise tax is no longer triggered, depending on which method provides the officer with the better after-tax result.

Each Change in Control Agreement has an initial term of five (5) years from execution through December 31, 2025, but is subject to additional five year “evergreen” renewal periods unless we provide written notice to the officer by June 30 of the final year in the then current term.

Compensation Committee Report

The Compensation Committee of the Board of Directors of ServisFirst Bancshares, Inc. has reviewed and discussed the Compensation Discussion and Analysis for the Company for the year ended December 31, 2021 with management. In reliance on the reviews and discussions with management, the Compensation Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Compensation Discussion and Analysis be included in the required Company filings with the SEC, including the Proxy Statement for the 2022 Annual Meeting of Stockholders.

SERVISFIRST BANCSHARES, INC. – Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	29

The Compensation Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this Proxy Statement.

Submitted by the Compensation Committee:

Hatton C.V. Smith, Chairman

J. Richard Cashio
James J. Filler

Christopher J. Mettler

SERVISFIRST BANCSHARES, INC. – Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	30

Summary Compensation Table

The following table sets forth the aggregate compensation paid by us or the Bank to our named executive officers:

Name and Principal Position Held (a)	Year (b)	Salary (c)	Bonus (d)	Stock Awards (1) (e)	Option Awards (f)	Non-Equity Incentive Plan Comp (2) (g)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings (h)	All Other Compensation(3) (i)	Total (j)
		($)	($)	($)	($)	($)	($)	($)	($)
Thomas A. Broughton III	2021	675,000	100,000	660,699	-	1,063,125	-	47,678 (4)	2,546,502
President and Chief	2020	525,000	938,000	20,022	-	-	-	77,604	1,560,626
Executive Officer	2019	525,000	575,000	20,022	-	-	-	77,541	1,197,563

Rodney E. Rushing	2021	364,477	-	174,785	-	281,250	-	33,896	864,931
EVP and Chief	2020	327,000	222,000	-	-	-	-	32,827	581,827
Operating Officer	2019	327,000	132,000	-	-	-	-	32,690	491,690

William M. Foshee	2021	336,667	-	158,481	-	255,000	-	35,448	788,929
EVP and Chief	2020	300,000	205,000	-	-	-	-	31,702	536,702
Financial Officer	2019	300,000	125,000	-	-	-	-	30,842	455,842

Henry F. Abbott	2021	217,500	-	-	-	168,750	-	29,503	423,253
SVP and Chief Credit	2020	195,000	60,000	50,009	-	-	-	29,124	334,133
Officer	2019	195,000	40,000	-	-	-	-	27,256	262,256

___________________

(1)	Amounts shown represent the grant date fair value of the grants of restricted stock under our 2009 Amended and Restated Stock Incentive Plan in accordance with FASB ASC Topic 718 of awards made during 2021. Please refer to Note 13 (Employee and Director Benefits) in our 2021 Annual Report on Form 10-K for a discussion of the assumptions used to calculate this amount. Awards that are subject to performance conditions are included in the Summary Compensation Table assuming that target level performance conditions will be achieved. The following table summarizes the value of the awards subject to performance conditions at the grant date assuming that the highest level of performance conditions is achieved:
Name	Grant Date Fair Value of Stock Awards; Highest Level of Performance Conditions Achieved ($)
Thomas A. Broughton	$459,420
Rodney E. Rushing	121,524
William M. Foshee	110,187
(2)	Represents amount awarded under our annual incentive plan. See Compensation Discussion & Analysis: Annual Incentive Compensation for additional information regarding amounts earned in 2021.

(3)	The amounts in this column include the following for 2021:
Name	Car Allowance	Country Club Allowance	Healthcare Premiums	Employer Contributions to 401(k) Plan	Group Life and Long-Term Disability Insurance Premiums	Imputed Income for Endorsement Split-Dollar Agreement
Thomas A. Broughton	$9,000	$8,180	$8,416	$11,600	$1,362	$9,120
Rodney E. Rushing	9,000	-	8,416	11,200	1,530	3,750
William M. Foshee	9,000	-	8,416	11,600	1,362	5,070
Henry F. Abbott	5,400	3,520	9,460	9,903	1,220	-
(4)	Mr. Broughton’s spouse travels with him on business trips using the Company aircraft from time to time. The Company has determined that Mrs. Broughton’s travel results in no additional incremental cost to the Company

Grants of Plan-Based Awards for Fiscal 2021

The following table summarizes each named executive officer’s 2021 annual incentive plan opportunity under the heading Estimated Future Payouts Under Nonequity Incentive Plan Awards. Actual annual incentive plan amounts earned are set forth in the Summary Compensation Table. See “Compensation Discussion and Analysis - Annual Incentive Compensation” for additional information regarding 2021 objectives and performance.

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The table also reflects equity incentive opportunities granted to our named executive officers in 2021. The threshold, target and maximum number of performance share awards are summarized under the heading Estimated Future Payouts under Equity Incentive Awards, while the heading All Other Stock Awards reflects time-based restricted stock awards. Our named executive officers did not receive stock option awards during fiscal 2021. See Compensation Discussion and Analysis: Equity-Based Incentive Compensation for additional detail.

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	Grant Date Fair Value of Stock and Option Awards ($) (j)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Thomas A. Broughton III (PEO)	1/25/21							8,267	$354,406
		$354,375	$708,750	$1,063,125
	1/25/21				4,133	8,267	12,400		306,292
Rodney E. Rushing	1/25/21							2,187	93,757
		$93,750	$187,500	$281,250
	1/25/21				1,093	2,187	3,280		81,028
William M. Foshee (PFO)	1/25/21							1,983	85,011
		$85,000	$170,000	$255,000
	1/25/21				991	1,983	2,974		73,470
Henry F. Abbott	-	$56,250	$112,500	$168,750

Outstanding Equity Awards at 2021 Fiscal Year-End

The below table details all outstanding equity awards as of December 31, 2021. All equity awards identified below were granted under our 2009 Amended and Restated Stock Incentive Plan.

	Option Awards					Stock Awards
Name (a)	Number of securities underlying unexercised options (#) Exercisable (b)	Number of Securities underlying unexercised options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option exercise price ($) (e)	Option expiration date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Thomas A. Broughton III (CEO) (1)	-	-	-	$-	-	-	-	8,267		702,199
	-	-	-	-	-	-	-	12,400	(5)	1,053,256
Rodney E. Rushing (2)	15,000	-	-	$6.915	02/10/2024	-	-	-		-
	-	-	-	-	-	-	-	2,187		185,764
	-	-	-	-	-	-	-	3,280	(5)	278,603
William M. Foshee (CFO) (3)	-	-	-	$-	-	-	-	1,983		168,436
	-	-	-	-		-	-	2,974	(5)	252,612
Henry F. Abbott (4)	-	-	-	$-	-	600	$50,964	-		-
	-	-	-	-	-	1,527	129,703	-		-

___________________

(1)	The award of 8,267 shares of restricted stock made to Mr. Broughton on January 25,2021 vests 1/3 per year on the first three anniversaries of the grant date, provide the executive remains employed by the Company through the applicable vesting date. The market value of this restricted stock award is based on $84.94 per share, the closing price of our common stock on December 31, 2021.

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(2)	The option to purchase 15,000 shares at $6.915 per share granted to Mr. Rushing on February 10, 2014 vested 100% on February 10, 2021. Share numbers and exercise price reflect 3-for-1 stock split that occurred on July 16, 2014 and 2-for-1 stock split that occurred on December 20, 2016. The award of 2,187 shares of restricted stock made to Mr. Rushing on January 25,2021 vests 1/3 per year on the first three anniversaries of the grant date, provide the executive remains employed by the Company through the applicable vesting date. The market value of this restricted stock award is based on $84.94 per share, the closing price of our common stock on December 31, 2021.
(3)	The award of 1,983 shares of restricted stock made to Mr. Foshee on January 25,2021 vests 1/3 per year on the first three anniversaries of the grant date, provide the executive remains employed by the Company through the applicable vesting date. The market value of this restricted stock award is based on $84.94 per share, the closing price of our common stock on December 31, 2021.
(4)	The award of 600 shares of restricted stock made to Mr. Abbott on February 20, 2018 vests 100% on February 20, 2023. The award of 1,527 shares made to Mr. Abbott on May 18, 2020 vests 100% on May 18, 2023. Share numbers and exercise price reflect 3-for-1 stock split that occurred on July 16, 2014 and 2-for-1 stock split that occurred on December 20, 2016. The market value of this restricted stock awards are based on $84.94 per share, the closing price of our common stock on December 31, 2021.
(5)	Reflects performance shares for the performance period ending December 31, 2023. Performance shares are earned based on the Company’s TSR relative to the 2021 Peer Group. The number of performance shares reported in this column assumes achievement at the maximum level for the performance criteria based on performance through December 31, 2021.

Option Exercises and Stock Vested for Fiscal 2021

The following table sets forth information regarding option exercises by and restricted stock vesting for our named executive officers during 2021:

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)

Thomas A. Broughton III(1)	-	$-	655	$41,691
Rodney E. Rushing	-	-	-	-
William M. Foshee	-	-	-	-
Henry F. Abbott(2)	2,000	123,370	-	-

___________________

(1)	On April 23, 2021, 655 shares of restricted stock vested. Based on a value of $63.65 per share, the closing price of the Company’s common stock on the vesting date, the value realized by Mr. Broughton was $41,691.
(2)	Mr. Abbott exercised options for 2,000 shares at a price of $19.155 per share. Based upon a value of $80.84 per share, the closing price of the Company’s common stock on the date of exercise, the value realized by Mr. Abbott on the exercise of such options was $123,370.

Pension Benefits

The Company does not maintain any benefit plan that provides for payments or other benefits at, following or in connection with retirement, other than the Company’s 401(k) plan.

Nonqualified Deferred Compensation Plans

The Company does not maintain any defined contribution or other plans that provide for the deferral of compensation on a basis that is not tax-qualified.

Chief Executive Officer Pay Ratio

Rules adopted by the SEC following passage of the Dodd-Frank Wall Street Reform and Consumer Protection Act require us to provide a reasonable estimate of the ratio of the annual total compensation of our Chief Executive Officer to the median annual total compensation of our employees. We identified our median employee in 2020 by comparing all salary, matching contributions to our 401(k) plan, annual incentive compensation, bonus compensation, long-term incentive awards vested in 2020 and our payment of insurance premiums and provision of other perquisites, as reported to the Internal Revenue Service on Form W-2 for 2020 for all of our employees (excluding our Chief Executive Officer) as of December 31, 2020. We believe there have been no changes to our employee population or employee compensation arrangements that would result in a significant change to our pay ratio disclosure and, therefore, we are using the same median employee identified as of December 31, 2020. As further detailed in the paragraphs and Summary Compensation Table below, Mr. Broughton’s total annual compensation in fiscal 2021 was $2,546,502. The Company has determined that the annual compensation for its median employee for the same fiscal year was approximately $79,900. Accordingly, we believe that the ratio of the annual total compensation of Mr. Broughton, our Chief Executive Officer, to the median of the annual total compensation of all our employees in 2021 was 31.87 to 1.

SERVISFIRST BANCSHARES, INC. – Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	33

Effect of Compensation Policies and Practices on Risk Management and Risk-Taking Incentives

There is inherent risk in the business of banking. However, we do not believe that any of our compensation policies and practices provide incentives to our employees to take risks that are reasonably likely to have a material adverse effect on us. In particular, we note that our annual incentive plan includes a credit quality modifier that operates to reduce annual incentive plan payments by as much as 100% of the award amount if the Bank’s non-performing assets to total assets ratio exceeds certain thresholds. We believe that our compensation policies and practices are consistent with those of similar bank holding companies and their banking subsidiaries and are intended to encourage and reward performance that is consistent with sound practice in the industry.

Potential Payments Upon Termination or Change in Control

Change in Control Agreements

On February 25, 2021, the Compensation Committee approved the implementation of change in control protections for certain of our officers, including each of our four NEOs. Each of the NEOs entered into a Change in Control Agreement effective as of February 25, 2021. For Mr. Foshee, the Change in Control Agreement supersedes his prior change in control agreement.

Each Change in Control Agreement has an initial term of five (5) years (from the execution date through December 31, 2025) but is subject to additional five-year “evergreen” renewal periods unless we provide written notice to the officer by June 30 of the last year in the current term that we do not wish to extend the Change in Control Agreement beyond that term. The Change in Control Agreement provides each officer with certain employment protections for a two-year period following a change in control (the “Protected Period”). Notwithstanding the foregoing, certain pre-change in control terminations will also be treated as change in control terminations as a result of agreements or negotiations regarding a change in control.

The term “change in control” is defined in these Change in Control Agreements as any of the following events:

•	The consummation of a merger, consolidation or other corporate reorganization (other than a holding Company reorganization) of either us or the Bank in which either entity does not survive, or if such entity survives, the equityholders before such transaction do not own more than 40% of, respectively, (i) the equity securities of the surviving entity, and (ii) the combined voting power of any other outstanding securities entitled to vote on the election of Directors of the surviving entity;

•	the acquisition by any individual, entity or group of beneficial ownership of 50% or more of either (i) the then-outstanding voting securities of either us or the Bank or (ii) the combined voting power of the then-outstanding voting securities of us or the Bank entitled to vote generally in the election of Directors; provided, however, that the following shall not constitute a change in control: (i) any acquisition of securities directly from us (other than a transaction that qualifies as a change in control under another prong of this definition), (ii) any acquisition by us or any of our affiliates, or by any employee benefit plan (or related trust) of us or our affiliates, or (iii) any acquisition by any corporation, entity, or group if, following such acquisition, more than 50% of the then-outstanding voting rights of such corporation, entity or group are beneficially owned by all or substantially all of the persons who were the owners of our common stock immediately prior to such acquisition;

•	individuals who, as of the effective date of the Change in Control Agreement, constituted our incumbent Board cease for any reason to constitute at least a majority of our Board of Directors, provided that any individual becoming a Director subsequent to such date whose appointment or election, or nomination for election by our stockholders, was approved or endorsed by a vote of at least a majority of the Directors then comprising the incumbent Board, shall be considered as though such individual were a member of the incumbent Board, but excluding, for this purpose, any individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of our Directors (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act)t; or

•	approval by our stockholders of: (i) a complete liquidation or dissolution of the Bank, (ii) a complete liquidation or dissolution of the Company, 0r (iii) the sale or other disposition of all or substantially all our assets, other than to a corporation, with respect to which immediately following such sale or other disposition, more than 50% of, respectively, (1) the then-outstanding equity securities of such corporation and (2) the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of Directors, is then beneficially owned by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of our outstanding common stock and our outstanding voting securities immediately prior to such sale or other disposition, in substantially the same proportions as their ownership, immediately prior to such sale or disposition, of our outstanding common stock and our outstanding securities, as the case may be.

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If an NEO’s employment is terminated by us during the Protected Period without “cause” or by the NEO with “good reason” (as those terms are defined in the Change in Control Agreement), the NEO will be entitled to receive certain payments and benefits. Specifically, the NEO would be entitled to receive, among other benefits: (1) a cash severance payment equal to a specific multiple (2.99x for Mr. Broughton, 2x for each of Messrs. Rushing and Foshee, and 1.5x for Mr. Abbott) of the sum of (a) the NEO’s base salary in effect at the time of termination and (b) the average bonus paid to the NEO over the prior three years and (2) a pro-rata cash bonus for the fiscal year in which the termination occurs. Each of Messrs. Broughton, Foshee and Rushing would also be eligible to receive a lump sum cash payment equal to 18 months’ worth of COBRA premiums, based on the NEO’s then-current coverage elections.

As a condition to receipt of any of the payments or benefits described herein, each named executive officer would be required to execute a standard separation and release agreement containing a release of all claims, if any, against the Company within a 45-day period following the officer’s termination date. Each named executive officer would also be subject to certain confidentiality, non-competition and non-solicitation obligations and receipt of payments and benefits would be subject to the officer’s continued compliance with such obligations. Our officers agree to maintain the confidentiality of our confidential information. For a period of six months following such officer’s termination date, each of our officers has agreed to not engage in similar activities within a sixty (60) mile radius of any Company office, and has further agreed to not solicit any Company employees or customers for a period of one year following such officer’s termination date.

Under the Change in Control Agreements, the NEO would not be entitled to any tax gross-ups for excise taxes that may be triggered under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended. However, the NEO would be entitled to receive the “best net” treatment, which means that if the total of all change in control payments due him exceeds the threshold that would trigger the imposition of excise taxes, the NEO will either (1) receive all payments and benefits due him and be responsible for paying all such taxes or (2) have his payments and benefits reduced such that imposition of the excise taxes is no longer triggered, depending on which method provides him with the better after-tax result.

In addition to the cash payments set forth in the Change in Control Agreements, any stock options and restricted stock awards granted to the specified NEO will immediately vest upon a change in control. Performance share awards shall vest assuming Target performance for the performance period, but shall be prorated based on the number of days the executive worked during the Performance Period through the change in control to the total number of days in the performance period.

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Endorsement Split-Dollar Agreements

On November 9, 2020, the Bank entered into endorsement split dollar agreements with each of Messrs. Broughton, Foshee and Rushing. The agreements provide the executives with death benefits funded through Bank-owned life insurance policies. The Bank solely owns all of the rights, title, and interest in the life insurance policy and will control all rights of ownership with respect to the policy including, without limitation, the right to withdraw the cash value of such policy. The agreements provide Mr. Broughton with a $3,000,000 death benefit endorsement, and each of Messrs. Foshee and Rushing with a $1,500,000 death benefit endorsement. The amounts of the Bank-owned life insurance policies are sufficient to fund both the death benefit endorsement to the executives’ beneficiaries and a complete return of all premiums paid on the policies to the Bank. The executives’ beneficiaries designated in accordance with the terms of the agreements are entitled to the endorsed death benefit amount from the proceeds of the insurance policies, provided each such executive remains employed by the Bank through the earlier of (1) such executive’s date of death or (2) the second anniversary of the effective date of the agreements; provided, however, if such executive terminates employment, other than due to death, during the period between the first and second anniversaries of the effective date, such executive’s beneficiaries shall be entitled to fifty percent (50%) of the endorsed death benefit amount.

The agreements will terminate immediately upon the first to occur of the following: (1) payment of the endorsed death benefit in accordance with the terms of the agreements; or (2) termination of an executive’s employment for any reason, other than death, prior to the first anniversary of the effective date.

Estimated Payments upon a Termination or Change in Control

The tables below contain the total payments one would receive under each termination scenario if the NEOs separated on December 31, 2021. For all termination scenarios, the figures for long-term, equity-based incentive compensation awards are as of December 31, 2021, at the closing stock price of $84.94 on that date. Terminations following a change in control are assumed to be within the Protected Period and either without “cause” if the Company terminated the NEO or with “good reason” if the NEO terminated employment.

	Termination Scenarios

Executive	Voluntary or Without Cause ($)(1)	With Cause	Death ($)(2)	Disability ($)(3)

Thomas A. Broughton III	$351,050	-	$4,053,249	$1,053,249
Rodney E. Rushing	-	-	1,778,622	278,622
William M. Foshee	84,195	-	1,752,631	252,631
Henry F. Abbott	-	-	180,667	180,667

(1)	Amounts in this column include the amount of long-term, equity-based compensation each NEO is entitled to retain for meeting all retirement eligibility criteria under outstanding award agreements. Neither Mr. Rushing nor Mr. Abbott met retirement eligibility criteria as of December 31, 2021.
(2)	Amounts in this column include benefits paid under the endorsement split-dollar agreements for Messrs. Broughton, Rushing and Foshee upon death and the total amount of long-term, equity-based compensation each NEO is entitled either to retain or to have the vesting accelerated due to death.
(3)	Amounts in this column include the total amount of long-term, equity-based compensation each NEO is entitled either to retain or to have the vesting accelerated due to disability.

SERVISFIRST BANCSHARES, INC. – Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	36

	Termination Following a Change in Control Without Cause or for Good Reason

Executive	Cash Severance(1) ($)	Unvested Equity(2) ($)	Other Benefits(3) ($)	Total(4) ($)

Thomas A. Broughton III	$5,361,746	$936,209	$21,460	$6,319,415
Rodney E. Rushing	1,386,582	247,600	21,866	1,656,048
William M. Foshee	1,267,000	224,496	21,866	1,513,362
Henry F. Abbott	574,953	180,667	21,866	777,486

(1)	Includes (1) a cash severance payment equal to a specific multiple (2.99x for Mr. Broughton, 2x for Messrs. Rushing and Foshee, and 1.5x for Mr. Abbott of the sum of (a) base salary at the time of termination and (b) average cash bonus paid over the prior 3 years; and (2) a pro-rata cash bonus for the fiscal year in which the termination occurs based on actual performance.
(2)	Restricted stock vests due to change in control; pro-rata portion of performance shares based on assumed target performance.
(3)	Lump sum cash payment equal to 18-months of COBRA premiums, based on the officer’s then-current coverage elections.
(4)	Subject to adjustment for “best net” treatment, which means that if the total of all change in control payments due an NEO exceeds the threshold that would trigger the imposition of excise taxes, the NEO will either (1) receive all payments and benefits due him and be responsible for paying all such taxes or (2) have his payments and benefits reduced such that imposition of the excise taxes is no longer triggered, depending on which method provides him with the better after-tax result.

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PROPOSAL 3: RATIFY APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm Fees

Subject to the ratification by our stockholders, our Board of directors intends to engage Dixon Hughes Goodman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Dixon Hughes Goodman LLP has announced that it will merge with BKD LLP effective on June 1, 2022, with the name of the combined firm to be announced at a later date.

The submission of this matter for ratification by stockholders is not legally required; however, our Board of directors believes that such submission is consistent with best practices in corporate governance and affords stockholders an opportunity to provide direct feedback to the directors on an important issue of corporate governance. A majority of the total votes cast at the Annual Meeting, either in person or by proxy, will be required for the ratification of the appointment of the independent registered public accounting firm. If our stockholders do not ratify the selection of Dixon Hughes Goodman LLP, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee and the Board of directors.

The Board of Directors Unanimously Recommends a Vote “FOR” the Ratification of Dixon Hughes Goodman LLP as our Independent Registered Public Accounting Firm for the Year Ending December 31, 2022.

Independent Registered Public Accounting Firm

Our consolidated balance sheet as of December 31, 2021, and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for the year ended December 31, 2021 have been audited by Dixon Hughes Goodman LLP, our independent registered public accounting firm, as stated in their report appearing in our 2021 Annual Report on Form 10-K. Dixon Hughes Goodman LLP was initially engaged as our independent registered public accounting firm on June 18, 2014. Representatives of Dixon Hughes Goodman LLP are expected to be in attendance at our Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee’s charter provides that the Audit Committee must pre-approve services to be performed by our independent registered public accounting firm. In accordance with that requirement, the Audit Committee pre-approved the engagement of Dixon Hughes Goodman LLP pursuant to which it provided the audit and audit-related services described below for the fiscal year ended December 31, 2021. One hundred percent of the fees set forth below were pre-approved by the Audit Committee.

Dixon Hughes Goodman LLP

	2021		2020
(1) Audit fees	$581,000	(1)	$594,040	(1)
(2) Audit-related fees	$66,400	(2)	$64,700	(2)
(3) Tax fees	$37,200	(3)	$36,000	(3)
(4) All other fees	$1,500	(4)	$11,825	(4)

___________________

(1)	Consists of fees incurred in connection with the audit of the Company’s financial statements, real estate investment trusts, the review of quarterly financial statements, and SEC filings.

(2)	Consists of fees incurred in connection with the audit of the Company’s FHA lending program, 401(k) plan, and certain Tennessee public fund pledging.

(3)	Consists of fees incurred in connection with tax return filings for the year ended December 31, 2021 and 2020, respectively.

(4)	In 2021, consists of tax consultation related to tax credits. In 2020, consists of fees incurred in connection with research and consultation relating to adoption of new accounting pronouncements, CARES Act implementation, and accounting for PPP loans and executive benefits.

SERVISFIRST BANCSHARES, INC. – Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	38

Audit Committee Report

The Audit Committee of the Board of directors of ServisFirst Bancshares, Inc. has reviewed and discussed the audited consolidated financial statements of the Company and its subsidiary, ServisFirst Bank, with management of the Company and Dixon Hughes Goodman LLP, independent registered public accountants for the Company for the year ended December 31, 2021. Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles.

The Audit Committee has discussed with Dixon Hughes Goodman LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee has received the written disclosures and confirming letter from Dixon Hughes Goodman LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and, in compliance with PCAOB Rule 3520, has discussed with Dixon Hughes Goodman LLP their independence from the Company.

Based on these reviews and discussions with management of the Company and Dixon Hughes Goodman LLP referred to above, the Audit Committee has recommended to our Board of directors that the audited consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2021 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

This Audit Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this Proxy Statement.

Submitted by the Audit Committee:

Irma L. Tuder, Chairwoman
J. Richard Cashio
Michael D. Fuller

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PROPOSAL 4: AMEND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF SERVISFIRST’S COMMON STOCK

Introduction

Our Board of directors unanimously approved a proposal to amend Article IV of our Restated Certificate of Incorporation (the “Certificate”) to increase the number of shares of authorized common stock, $0.001 par value, from 100,000,000 to 200,000,000. The approval by the Board is subject to the approval of such amendment by the holders of a majority of the issued and outstanding shares of our common stock.

Under our Restated Certificate of Incorporation, we currently have authority to issue 100 million shares of common stock, par value $.001 per share, of which 54,273,091 shares were issued and outstanding as of February 22, 2022. In addition, as of such date, approximately 3,438,194 shares were reserved for issuance under our incentive compensation plans, under which options to purchase a total of 326,750 shares and performance share awards for the issuance of up to 28,488 shares were outstanding. After giving effect to such reserved shares, approximately 42,288,715 shares were available for issuance on such date.

Form of the Amendment

If our stockholders approve the amendment of our Certificate, Article IV of the Certificate will be amended to increase the number of shares of common stock that the Company is authorized to issue from 100,000,000 to 200,000,000. There will be no change in the number of authorized shares of preferred stock, which will remain at 1,000,000 shares. The amendment would amend Article IV, Section 4.1 of our Certificate to read in its entirety as follows:

“Section 4.1 Authorization of Capital. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue shall be Two Hundred One Million (201,000,000) shares, comprising Two Hundred Million (200,000,000) shares of Common Stock, with a par value of $.001 per share, and One Million (1,000,000) shares of Preferred Stock, with a par value of $.001 per share, as the Board of Directors may decide to issue pursuant to Section 4.3, which constitutes a total authorized capital of all classes of capital stock of Two Hundred One Thousand Dollars ($201,000.00).”

Purpose of the Amendment

Our Board of directors recommends that the stockholders approve the proposed amendment because it considers such amendment to be in the best long-term and short-term interests of the Company, its stockholders and its other constituencies. The proposed increase in the number of authorized shares of common stock will give the Company appropriate flexibility to issue shares for future corporate needs, including, without limitation, financing, acquisitions, stock splits, stock dividends, stock incentive plans and other corporate purposes. The shares may be issued by the Board in its discretion, subject to any further stockholder action required in the case of any particular issuance by applicable law, regulatory agency, or under the applicable rules of any securities exchange. The Board of directors believes that the availability of the additional shares for such purposes without delay or the necessity for a special stockholders’ meeting (except as may be required by applicable law or regulatory authorities) will be beneficial to the Company by providing it with the flexibility to consider and respond to future business opportunities and other business needs as they arise. The availability of such additional shares will also enable us to act promptly when the Board of directors determines that the issuance of additional shares of common stock, including in the form of a stock dividend or for issuance in connection with an acquisition, is advisable. It is possible that shares of common stock may be issued at a time and under circumstances that may increase or decrease earnings per share and increase or decrease the book value per share of shares currently outstanding.

We do not have any immediate plans, agreements, arrangements, commitments or understandings with respect to the issuance of any additional shares of our common stock that would be authorized upon approval of the proposed amendment. However, as described above, we currently do not have sufficient authorized but unissued shares to effect a two-for-one stock split in the form of a stock dividend. If the proposed amendment is not approved, our flexibility to pursue such a stock split and any potential future transactions and compensation arrangements involving our stock will be limited.

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Rights of Additional Authorized Shares; No Preemptive Rights

The additional authorized shares of our common stock contemplated by the amendment, if and when issued, would be part of the existing class of common stock and would have the same rights and privileges as the shares of our common stock currently outstanding. There are no preemptive rights with respect to our common stock. Accordingly, should the Board of directors elect to issue additional shares of common stock, our current stockholders would not have any preferential rights to purchase the shares.

Potential Adverse Effects of the Amendment

If the amendment to our Certificate is adopted, the additional authorized shares of common stock can be issued or reserved with approval of the Board or a committee thereof, as applicable, at times, in amounts, and upon terms that the Board or a committee thereof, as applicable, may determine, subject to any further stockholder action required in the case of any particular issuance by applicable law, regulatory agency, or under the applicable rules of any securities exchange. Future issuances of our common stock, or securities convertible into our common stock, could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of our existing stockholders.

Potential Anti-Takeover Effects

The amendment to our Certificate, if adopted, could adversely affect the ability of third parties to effect a takeover or a change in control by, for example, permitting issuances that would dilute the ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction that the Board determines is not in our best interest or the best interest of our stockholders. The Board’s ability to issue substantial amounts of our common stock (generally without stockholder approval, subject to laws, regulations or NYSE rules that might require such approval), upon such terms and conditions and the Board may determine, may, among other things, be used to create voting impediments with respect to a change in control or to dilute the stock ownership of stockholders seeking to take control of the Company. Our Board, however, does not intend or view the amendment to our Certificate as an anti-takeover measure, nor does it contemplate its use in such a manner in the foreseeable future.

The Board of Directors Unanimously Recommends that Stockholders Vote “FOR” the Adoption of the Amendment to the Restated Certificate of Incorporation to Increase the Number of Shares of Authorized Common Stock.

SERVISFIRST BANCSHARES, INC. – Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	41

GENERAL INFORMATION

Other Business

As of the date of this Proxy Statement, the Board of directors does not know of any other business to be presented for consideration or action at the Annual Meeting, other than that stated in the notice of the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy will vote thereon in their best judgment.

Questions and Answers About the 2022 Annual Meeting and Voting

What is a proxy?

It is your legal designation of another person to vote the stock you own. The person so designated is called a proxy. If you designate someone as your proxy in a written document, that document is called a proxy or a proxy card. We have designated Thomas A. Broughton III and William M. Foshee (the “management proxies”) as proxies for the 2022 Annual Meeting of Stockholders.

What are the purposes of the Annual Meeting?

At the Annual Meeting, stockholders will vote on: (1) the election of seven directors; (2) an advisory vote on our executive compensation; (3) the ratification of Dixon Hughes Goodman LLP as our independent public accounting firm for the year ending December 31, 2022; (4) the approval of the amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock; and (5) such other business as may properly come before the Annual Meeting. Our Board of directors is not aware of any matters that will be brought before the Annual Meeting, other than procedural matters, that are not listed above. However, if any other matters properly come before the Annual Meeting, the individuals named on the proxy card, or their substitutes, will be authorized to vote on those matters in their own judgment.

How do I receive a printed copy of proxy materials?

To request a printed copy of the proxy materials, please call 1-866-641-4276, visit www.investorvote.com/SFBS or email investorvote@computershare.com with “Proxy Materials ServisFirst Bancshares, Inc.” in the subject line. To make your request, you will need the 15-digit control number printed on your Notice of Internet Availability of Proxy Materials or proxy card.

How may I attend the Annual Meeting virtually?

To access the Annual Meeting virtually, please click the virtual meeting link: meetnow.global/M9MK7FJ. There are two options when logging in to the virtual meeting: Join as a “Guest” or Join as a “Stockholder”. When joining a “Stockholder” a control number will be required.

Anyone may attend the virtual stockholder meeting as a guest, but will not have the option to vote shares during the meeting or ask questions.

You may vote during the Annual Meeting when attending virtually by providing their control number and following instructions available on the virtual meeting website during the meeting. For registered stockholders, the control number can be found on the proxy card or notice. If shares of common stock are held through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually as a stockholder. For instructions on how to register to attend and vote virtually when you hold your shares in a brokerage account or in your broker’s or another nominee’s name, see “How do I vote?” below.

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Who is entitled to vote?

Stockholders of record at the close of business on March 8, 2022, the record date for the Annual Meeting, are entitled to receive notice of the Annual Meeting and to vote shares of common stock held as of the record date at the Annual Meeting. As of the record date, shares of our common stock were outstanding and entitled to vote. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon. There are no cumulative voting rights.

How do I vote?

If you hold your shares in a brokerage account in your broker’s or another nominee’s name (held in “street name”), you are a beneficial owner and you should follow the voting directions provided by your broker or nominee:

•	You may complete and mail a voting instruction form to your broker or nominee.

•	If your broker allows, you may submit voting instructions by telephone or the Internet.

•	You may use a mobile device, scanning the QR barcode on your voter instruction form or Notice of Internet Availability of Proxy Materials and following the prompts that appear on your mobile device.

•

You may cast your vote at the virtual meeting, but you must register in advance to attend the Annual Meeting virtually as a stockholder. To register, you must submit proof of proxy power (legal proxy) reflecting your Company stockholdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 4:00 p.m., Central Time, on April 28, 2022. Registered stockholders will receive an email from Computershare confirming registration.

By mail: Requests for registration should be directed to Computershare at the following address:

Computershare

ServisFirst Bancshares, Inc. Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

By email:

Forward the broker provided email, or attach an image of the legal proxy, to legalproxy@computershare.com.

If you hold your shares in your own name as a holder of record with our transfer agent, Computershare, you are a “stockholder of record” and may vote using any of the following methods:

•	By going to the website www.investorvote.com/SFBS and following the instructions for Internet voting on the proxy card or Notice of Internet Availability of Proxy Materials that you received in the mail. You will need the 15-digit control number printed therein. You may also access instructions for telephone voting on the website.

•	By using your mobile device to scan the QR barcode on your proxy card or Notice of Internet Availability of Proxy Materials and following the prompts that appear on your mobile device.

•	If you received a printed copy of the proxy materials, by completing and mailing your proxy card in the prepaid return envelope, or if you reside in the United States or Canada, by dialing 1-800-652-8683 and following the instructions for telephone voting provided by the recorded message at that number. You will need your 15-digit control number printed on your proxy card.

•	By casting your vote virtually at the 2022 Annual Meeting. You may vote during the Annual Meeting when attending virtually by providing your control number and following instructions available on the virtual meeting website during the meeting. For registered stockholders, the control number can be found on your proxy card or notice.

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If you invest in our common stock through the Company stock fund in the ServisFirst Bank 401(k) Profit Sharing Plan and Trust, you will receive instructions for submitting your voting directions from the 401(k) plan’s administrator, Lincoln Financial. The 401(k) plan’s trustees will vote shares held by the 401(k) plan in accordance with the tabulation. Any shares for which the trustees do not received timely voting directions will be voted by the trustees in proportion to the shares for which directions were actually received. To allow the trustees sufficient time to process voting directions, the voting deadline for 401(k) plan participants is 5:00 p.m., Central Time, on May 2, 2022.

What if I change my mind after I vote my shares?

You can revoke or change your proxy at any time before it is voted at the 2022 Annual Meeting.

If you hold your shares in a brokerage account in your broker’s or another nominee’s name (“street name”), you may revoke or change your vote:

•	Via telephone or Internet, using the voting directions provided by your broker or nominee; or

•	By casting your vote at the virtual meeting, but you must register in advance to attend the Annual Meeting virtually as a stockholder. You can find registration instructions above under “How do I vote?”. Attendance at the virtual meeting will not revoke any proxy you have previously granted unless you specifically so request.

If you are a registered stockholder, you may revoke or change your vote by:

•	Voting by telephone or the Internet, using the voting directions provided on the proxy card or Notice of Internet Availability of Proxy Materials that you received in the mail;

•	Notifying our Secretary, William M. Foshee, in writing;

•	Sending another executed proxy card dated later than the first proxy card; or

•	Voting virtually at the 2022 Annual Meeting. Attendance at the Annual Meeting will not revoke any proxy you have previously granted unless you specifically so request.

If you invest in our common stock through the Company stock fund in the ServisFirst Bank 401(k) Profit Sharing Plan and Trust, you may revoke or change your vote by following the instructions provided by the 401(k) plan’s administrator, Lincoln Financial. To allow the trustees sufficient time to process voting directions, the deadline for 401(k) plan participants to revoke or change their voting directions is 5:00 p.m., Central Time, on May 2, 2022.

How many shares must be present to hold the 2022 Annual Meeting?

More than one-half of the Company’s outstanding common stock as of the record date must be represented at the 2022 Annual Meeting in person, virtually or by proxy in order to hold the Annual Meeting. This is called a quorum. We will count your shares as present at the Annual Meeting if you:

•	Are present and vote virtually at the Annual Meeting;

•	Have properly submitted a proxy card or a voter instruction form, or voted by telephone or the Internet on a timely basis; or

•	Hold your shares through a broker or otherwise in street name, and your broker uses its discretionary authority to vote your shares on Proposal Number 3.

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As of the record date,                   shares of our common stock, $0.001 par value per share, held by stockholders of record, were issued and outstanding. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the Annual Meeting.

How many votes are needed to approve each item?

Directors are elected by a plurality of the votes cast. A “plurality vote” means that the winning candidate only needs to get more votes than a competing candidate. If a director runs unopposed, he or she only needs one vote to be elected. However, if any nominee for director receives a greater number of “withhold” votes than votes “for” such election, our director resignation policy requires that such person must promptly tender his resignation to the Chairman of our Board following certification of the Annual Meeting results.

The amendment to our Restricted Certificate of Incorporation requires approval by the holders of a majority of the issued and outstanding shares of our common stock.

Any other matter that may properly come before the Annual Meeting must be approved by the affirmative vote of a majority of the shares entitled to vote that are present or represented by proxy at the Annual Meeting.

What is the effect of an “abstain” vote or a “broker non-vote” on the proposals?

Under the General Corporation Law of the State of Delaware, an abstention from voting on any proposal will have the same legal effect as an “against” vote, except election of directors, where an abstention has no effect under plurality voting.

A “broker non-vote” occurs if your shares are not registered in your name (that is, you hold your shares in “street name”) and you do not provide the record holder of your shares (usually a bank, broker or other nominee) with voting instructions on any matter as to which a broker may not vote without instructions from you, but the broker nevertheless provides a proxy for your shares. Shares as to which a “broker non-vote” occurs are considered present for purposes of determining whether a quorum exists, but are not considered votes cast or shares entitled to vote with respect to a voting matter. The election of directors, the approval of an amendment of our Restated Certificate of Incorporation, and the advisory vote on executive compensation are considered “non-routine” matters on which a broker may not vote without your instructions. The ratification of the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm is a “routine” matter, and brokers who do not receive instructions from you on how to vote on that matter generally may vote on that matter in their discretion.

Broker non-votes are not counted as “for” or “against” Proposal 3, the advisory vote on executive compensation. Because a majority of shares outstanding and entitled to vote is required for approval of the amendment of our Restated Certificate of Incorporation, abstentions, broker non-votes and shares not voted at the Annual Meeting will have the same effect as votes “AGAINST” Proposal 4.

Why did I receive a “Notice Regarding the Availability of Proxy Materials” but no proxy materials?

We distribute our proxy materials to stockholders via the Internet under the “Notice and Access” approach permitted by the rules of the SEC. This approach conserves natural resources and reduces our distribution costs, while providing a timely and convenient method of accessing the materials and voting. On or about March 21, 2022, we mailed a “Notice Regarding the Availability of Proxy Materials” to stockholders, containing instructions on how to access the proxy materials on the Internet.

What are the Board’s recommendations?

Our Board of directors unanimously recommends that stockholders vote your shares: (1) “FOR” the election of the seven nominees for the Board of directors, as more fully described in Proposal 1; (2) “FOR” the proposal regarding an advisory vote on executive compensation, as more fully described in Proposal 2; (3) “FOR” the ratification of Dixon Hughes Goodman LLP as our independent registered public accounting firm for 2022, as more fully described in Proposal 3; and (4) “FOR” the amendment of our Restated Certificate of Incorporation, as more fully described in Proposal 4.

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If you timely submit voting instructions by telephone or by Internet, or if your proxy card is properly executed and received in time for voting, and not revoked, your shares will be voted in accordance with your instructions. In the absence of any instructions or directions to the contrary on any proposal on a proxy card, the management proxies will vote all shares of common stock for which such proxy cards have been received “for” Proposals 1, 2, 3 and 4.

Our Board of directors does not know of any matters other than the above proposals that may be brought before the Annual Meeting. If any other matters should come before the Annual Meeting, the management proxies will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment.

In particular, the management proxies will have discretionary authority to vote with respect to the following matters that may come before the Annual Meeting: (i) approval of the minutes of the prior meeting if such approval does not amount to ratification of the action or actions taken at that meeting; (ii) any proposal omitted from the Proxy Statement and form of proxy pursuant to Rules 14a-8 and 14a-9 under the Exchange Act; and (iii) matters incident to the conduct of the Annual Meeting. In connection with such matters, the management proxies will vote in accordance with their best judgment.

What if I share an address and a last name with other Company stockholders?

To reduce the expenses of delivering duplicate proxy materials to stockholders, we are relying upon SEC “householding” rules that permit delivery of only one set of applicable proxy materials to multiple stockholders who share an address and have the same last name, unless we receive contrary instructions from any stockholder at that address. Stockholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the notices or the proxy statement and proxy card for all stockholders having that address. The notice or proxy card for each stockholder will include that stockholder’s unique control number needed to vote his or her shares. This procedure reduces our printing costs and postage fees. If, in the future, you do not wish to participate in householding and prefer to receive your Notice or Proxy Statement in a separate envelope, or if your household currently receives more than one Notice or Proxy Statement and in the future, you would prefer to participate in householding, please call (205) 949-0307, or inform us in writing at: ServisFirst Bancshares, Inc., 2500 Woodcrest Place, Birmingham, Alabama 35209, Attn: William M. Foshee, Secretary. Requests will be responded to promptly.

For those stockholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those stockholders notifies us, in the same manner described above, that the stockholder(s) wish to receive a printed copy for each stockholder at that address.

Beneficial stockholders can request information about householding from their banks, brokers, or other holders of record.

Who pays for this proxy solicitation?

We do. We are making this proxy solicitation and will pay all costs in connection with the meeting, including the cost of preparing, assembling and, as applicable, mailing the Notice of the Annual Meeting, Proxy Statement, proxy card and our Annual Report to Stockholders for the year ended December 31, 2021, as well as handling and tabulating the proxies returned. In addition, proxies may be solicited by directors, officers and regular employees of the Company, without additional compensation, in person or by other electronic means. We will reimburse brokerage houses and other nominees for their expenses in forwarding proxy materials to beneficial owners of our common stock.

SERVISFIRST BANCSHARES, INC. – Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	46

Who can help answer your questions?

If you have questions about the Annual Meeting, you should contact our Secretary, William M. Foshee, 2500 Woodcrest Place, Birmingham, Alabama 35209, telephone (205) 949-0307.

Annual Report on Form 10-K

On written request, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2021 (including a list briefly describing the exhibits thereto), as filed with the SEC (including any amendments filed with the SEC), to any record holder or beneficial owner of our common stock as of the close of business on March 8, 2022, the record date, or to any person who subsequently becomes such a record holder or beneficial owner. Requests should be directed to the attention of our Secretary at the address set forth above.

Stockholder Proposals

Under Exchange Act Rule 14a-8, any stockholder desiring to submit a proposal for inclusion in our proxy materials for our 2023 Annual Meeting of Stockholders must provide the Company with a written copy of that proposal by no later than November 21, 2022, which is 120 days before the first anniversary of the date on which the Company’s proxy materials for the 2022 Annual Meeting were first made available to stockholders. However, if the date of our Annual Meeting in 2023 changes by more than 30 days from the date of our 2022 Annual Meeting, then the deadline would be a reasonable time before we begin distributing our proxy materials for our 2023 Annual Meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are governed by the Exchange Act and the rules of the SEC thereunder and other laws and regulations, to which interested stockholders should refer.

If a stockholder desires to bring other business before the 2023 Annual Meeting without including such proposal in the Company’s proxy statement, the stockholder must notify the Company in writing on or before February 3, 2023.

Our CG&N Committee will consider nominees for election to our Board of directors. See “Corporate Governance—Board Committees and Their Functions—Corporate Governance and Nominations Committee” for details to be included in any such nomination. Nominations should be submitted in a timely manner in care of our Chief Financial Officer. Generally, we will consider nominations to be timely if submitted no later than the date a stockholder must submit a proposal for inclusion in our proxy materials.

Solicitation of Proxies

Our Board of directors solicits the accompanying proxy for use at our Annual Meeting of Stockholders to be held on May 6, 2022, at 8 a.m., Central Daylight Time, held virtually via live webcast on the Internet at meetnow.global/M9MK7FJ. The Notice of Annual Meeting of Stockholders and this Proxy Statement are being made available on or about March 21, 2022 to our stockholders of record as of the close of business on March 8, 2022, the record date for the Annual Meeting.

Our corporate headquarters is located at 2500 Woodcrest Place, Birmingham, Alabama 35209 and our toll free telephone number is (866) 317-0810.

By Order of the Board of Directors

SERVISFIRST BANCSHARES, INC.

William M. Foshee
Secretary and Chief Financial Officer

Birmingham, Alabama
March 21, 2022

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